U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOMERSET INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in charter)

DELAWARE	3669	13-2795675
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

90 Washington Valley Road, Bedminster, New Jersey 07921
(Address of principal executive offices)

(908) 719-8909
(Registrant’s Telephone Number, including Area Code)

John X. Adiletta	Copies of communications to:
90 Washington Valley Road Bedminster, New Jersey 07921	GREGG E. JACLIN, ESQ. ANSLOW & JACLIN, LLP
(908) 719-8909	195 Route 9 South, Suite 204
(Name, Address and Telephone Number of Agent for Service)	Manalapan, NJ 07726 TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	3,199,602	$0.11	$351,956	$10.81

      (1) The shares of our Common Stock being registered hereunder are being registered for resale by the Selling Securityholders named in the prospectus.  For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations. Should we have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $.11 on the OTC Bulletin Board on November 13, 2007.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 14, 2007

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SOMERSET INTERNATIONAL GROUP, INC.

3,199,602 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 3,199,602 shares of our Common Stock, par value $0.001 per share (“Common Stock”), of which 2,532,936 shares are issuable to Dutchess Private Equities Fund, LP (“Dutchess”) and 666,666 shares are being registered for Keith and Kathryn Kesheneff from whom we purchased all of the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation and Vanwell Electronics, Inc., a New Jersey corporation (collectively, the “Selling Securityholders”).  The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “SOSI.” On November 13, 2007 the closing price as reported was $.11.

The Selling Securityholders, and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The Selling Securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABOUT OUR COMPANY

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, we ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Thus, our management decided to terminate all operations. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises - from personal safety to information security - and maximizing the profitability of our acquired entities and to act as a holding company for such entities.

Our business strategy is to acquire companies with a positive cash flow from operating activities and generate revenues sufficient to cover our operating costs by acquiring additional companies that are generating positive cash flows from operating activities either at acquisition or projected to do so in the future. This will further our objective of becoming profitable and generating positive cash flow from operating activities on a consolidated basis. Management intends to undergo a substantive due diligence process with all of the proposed candidates and to ask pertinent questions of the proposed candidates or opportunities in the course of its diligence phase. Management will rely heavily on a business plan, financial statements and projections, and management’s views of the future.

On December 31, 2003, J.R.S. Holdings LLC (J.R.S), our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ) signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of Somerset’s pre-reverse split Common Stock, 12,000,000 shares of Somerset’s pre-reverse split Class A Common Stock and 1,000,000 shares of Somerset’s then pre-reverse split Series A Preferred Stock to Somerset-NJ. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares of Somerset common stock. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. J.R.S. retained 2,381 Common Shares (after the reverse split) of Somerset stock, representing .2 percent of the then outstanding common shares and Somerset-NJ became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow.

On February 27, 2004, the Board of Directors authorized us to enter into an Agreement and Plan of Merger (“Agreement”) with Somerset-NJ. Pursuant to such Agreement, Somerset-NJ would merge into us and we would be the surviving entity and the shareholders of Somerset-NJ would receive shares of our common stock. In April 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of our Common Stock. We then effected a 21 to 1 reverse stock split of all of our common shares.

On July 1, 2004, we completed the merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of 4,063,884 shares of our Common Stock representing the value of services provided during 2004 by Somerset-NJ on our behalf and which were valued at $609,583, namely securing letters of intent for the Company, finding acquisition targets, and assisting in upgrading the Company from the pink sheets to the Over The Counter Bulletin Board. John X. Adiletta, our current CEO, and Paul Patrizio, our former CFO, were the controlling shareholders of Somerset-NJ and provided the services to Somerset mentioned above. Mr. Adiletta and Mr. Patrizio each received 1.8 million shares out of the 4,063,884 total shares issued pursuant to the Agreement. The remaining 463,883 shares were issued to two additional Somerset-NJ shareholders.

On July 7, 2004, we entered into an Agreement and Plan of Merger with Secure System, Inc., a New Jersey corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we agreed to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The financing for this transaction was completed on March 11, 2005, and therefore, the merger closed on March 11, 2005.

Secure System, Inc. (“Secure” or “SSI”) is a provider of wireless security products which was organized in 1991 to provide personal security systems to campus and other facility environments. SSI designs, assembles, installs, and maintains these personal duress security systems. Secure’s primary markets include college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist. Somerset as well as Secure, our wholly owned subsidiary, had over $1,700,000 in revenues for the year ended December 31, 2006 as well as a net loss of $1,137,359 for the same period.

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure System, Inc., a New Jersey Corporation (hereinafter “Secure” or the “Buyer”), our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands” or the “Company”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.

The Company specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment. There are two divisions with similar product availability from distinct manufacturers. This affords the opportunity to provide a wide array of specified equipment with the flexibility to offer cost effective alternates when appropriate. Meadowlands represents a wide range of manufacturers and carries a full line of related electrical hardware for electrical contractors. Vanwell distributes a sole source manufacturer and additionally provides technicians and maintenance staff. Both divisions have capabilities in low voltage system engineering. The products encompass complete lines of fire, CCTV (closed circuit TV), communications and PA (public address) systems; services include maintenance contracts, monitoring services and system engineering.

John X. Adiletta, our sole officer and director, intends to maintain his positions with us after we have acquired other entities. In addition, Mr. Adiletta has an employment agreement with us which expires on December 31, 2009 in which he receives a bonus of five percent (5%) of our earnings before interest, depreciation, and amortization based on our audited consolidated results.

Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921. Our telephone number is (908)719-8909.  Our website is located at www.somersetinternational.com.

THE OFFERING

COMMON SHARES OUTSTANDING
PRIOR TO OFFERING
Common Stock, $0.001 par value	21,214,755

Common Stock Offered by Selling Securityholders	3,199,602 shares.

Use of Proceeds

We will not receive any proceeds from the sale by the Selling Securityholders of shares in this offering, except upon drawdowns made pursuant to the equity line. When the Selling Securityholders sell shares issued under the equity line we will receive proceeds when we put shares to the Selling Securityholder. We intend to use these proceeds for working capital and potential acquisitions as needed. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol	SOSI

Executive Offices

Currently, our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8909.  Our website is located at www.somersetinternational.com.

TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

        On October 24, 2006, we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, LP (“Dutchess”) to provide us with an equity line of credit. Pursuant to this Agreement, Dutchess is contractually obligated to purchase up to $5,000,000 of the Company’s Stock over the course of thirty-six (36) months (“Line Period”), however, such purchases of our shares are contingent upon a registration statement covering such shares being declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $250,000 or 2) 200% of the average daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date. The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-four percent (94%) of the lowest closing bid price of the common stock during the Pricing Period. The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall reserve the right, but not the obligation, to withdraw that portion of the Put that is below the Minimum Acceptable Price, by submitting to the Investor, in writing, a notice to cancel that portion of the Put. Any shares above the Minimum Acceptable price due to the Investor shall be carried out by the Company under the terms of this Agreement. The Minimum Acceptable Price is defined as seventy-five percent (75%) of the lowest closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we were obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within twenty-one (21) days after the closing date. In addition, we were obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date.  We filed a registration statement with the SEC which became effective on December 8, 2006 in which we previously registered 2,000,000 shares for Dutchess.   As of October 24, 2007, we have “put” a total of 144,700 shares for total proceeds of $22,128. We are registering additional shares underlying the equity line of credit in this registration statement based upon the increase in our non-affiliate outstanding shares.  We currently have 21,245,755 common shares issued and outstanding of which 7,944,069 shares are held by affiliates.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data and balance sheet data for the fiscal years ended December 31, 2006 and December 31, 2005 are derived from our audited financial statements. The statement of operations data and balance sheet data for the nine months ended September 30, 2007 and September 30, 2006 are derived from our unaudited financial statements.

	9 months ended September 30, 2007	9 months ended September 30, 2006	Year Ended December 31, 2006	Year Ended December 31, 2005
	(unaudited)	(unaudited)
STATEMENT OF OPERATIONS
Revenues	$2,399,370	$1,380,969	$1,740,391	$1,539,560
Total Operating Expenses	2,973,751	2,063,943	2,715,126	2,262,127
Net Loss attributable to common stockholders	(1,154,622)	(1,077,955)	(1,495,687)	(1,396,260)
Accumulated Deficit	$(30,443,796)	$(28,871,442)	$(29,289,174)	$(27,793,487)

	September 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)
BALANCE SHEET DATA
Cash	$95,937	$1,598	$41,487
Total Assets	5,653,312	3,628,268	4,010,960
Total Liabilities	4,912,170	2,655,101	2,159,790
Convertible Redeemable Preferred Stock	0	3,704,134	3,345,807
Stockholders’ Equity (Deficiency)	$741,142	$(2,730,967)	$(1,494,637)

WHERE YOU CAN FIND US

Our corporate offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. Our telephone number is (908) 719-8909.  Our website is located at www.somersetinternational.com.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refers to Somerset and not to the Selling Securityholders.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

Although we were incorporated in Delaware in 1968, we ceased conducting operations on December 31, 2001 and, effective January 1, 2002, shifted our focus to searching for opportunities to maximize the value of our tangible and intangible assets. Until we completed the acquisition of Secure on March 11, 2005, we had no significant assets, financial resources and limited revenues

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history in our current business, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. Although we were incorporated in Delaware in 1968, we ceased conducting operations on December 31, 2001 and, effective January 1, 2002, shifted our focus to searching for opportunities to maximize the value of our tangible and intangible assets. Until we completed the acquisition of Secure on March 11, 2005, we had no significant assets, financial resources and limited revenues. We have only generated $1,740,391 in revenues for the year ended December 31, 2006. As of December 31, 2006, we have incurred a net loss of $1,495,687 attributable to common stockholders, and an accumulated deficit of $29,289,174. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

Our current business strategy is the acquisition of profitable and near term profitable private small and medium sized businesses. We will need to raise additional funds through public or private debt or sale of equity to achieve our goal of acquiring such entities. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. In addition, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

We may not be able to identify, finance or integrate suitable businesses to acquire. This would impair our ability to execute our business plan for growth and remain competitive.

A key element of our longer term business strategy is to diversify our business and product lines through acquisitions of independent services providers. Because we do not have extensive cash resources or an acquisitions line of credit available to us, it may be difficult for us to grow because we cannot pay for or finance our expansion. If we do not make acquisitions on economically acceptable terms and integrate acquired businesses successfully, our future growth and financial performance will be limited.

The success of our growth strategy will also depend on numerous other contingencies beyond our control, including national and regional economic conditions, interest rates, competition, changes in regulation or technology and our ability to attract and retain skilled employees. As a result, we cannot assure investors that our growth and business strategies will prove effective or that we will achieve our goals.

Risks relating to emerging market

Electronic personal security is a relatively new technology and the market continues to develop. While Secure’s primary market has been mental health facilities, it believes that colleges and universities will be a significant future market for its system. There can be no assurance that the market for such products will grow at a rate sufficient to support Secure’s business. It may be necessary for Secure to develop new markets in the event that its current markets do not expand. There can be no assurance that Secure will be able to develop additional markets.

Risks relating to rapid technological change; reliance on continued product development

The technology industry in general is characterized by rapidly changing technology. Our subsidiaries must continuously update their existing and planned products to keep them current with changing technologies. If our subsidiaries cannot update their technology and remain current with new technologies, their products could be rendered obsolete.

Risks relating to limited protection of proprietary technology

Secure regards its technology as proprietary and attempts to protect it under applicable trade secret laws, as well as through contractual restrictions on disclosure, use, and distribution. There can be no assurance that patents will not be challenged or that trade secrets will remain undisclosed, that its non-disclosure agreements will not be breached, that there will be adequate remedies for any such breach, or that Secure’ systems, processes, and operations will not be reverse engineered or independently developed. It may be possible for unauthorized third parties to copy Secure’s products (notwithstanding the existence of any non-disclosure agreement) or to reverse engineer or obtain and use information that Secure regards as proprietary. There can be no assurance that Secure’s competitors will not independently develop technologies that are substantially equivalent or superior to Secure’s technologies. Any access to or use by competitors of Secure’ technology could have a material adverse effect on Secure. In addition, Secure is not aware of any claims that it is infringing intellectual property rights of third parties, but there can be no assurance that Secure will not face a claim that it is infringing the intellectual property rights of others. There can be no assurance that Secure will be successful in any resulting litigation or obtain a license on commercially reasonable terms, if at all, or will not be prevented from engaging in certain activities. Defense and prosecution of infringement claims can be expensive and time consuming, regardless of the outcome, and can result in the diversion of substantial financial, management, and other resources of Secure. In addition, the laws of certain countries in which Secure’ products may be distributed do not protect Secure’ products and intellectual rights to the same extent as the laws of the United States.

Our future success is dependent, in part, on the performance and continued service of John X. Adiletta, our sole officer and director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of John X. Adiletta, our sole officer and director. The loss of his services could have a material adverse effect on our business, financial condition or results of operation. We have entered into an employment agreement with Mr. Adiletta for his services but our operations would be severely curtailed if he is not able to continue his employment with us for any reason.

Our success depends upon our ability to attract and hire key personnel. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled professional employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

Our success depends upon our ability to identify and acquire profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities. Our inability to identify and acquire such businesses will negatively affect the Company, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to identify and acquire profitable and near term profitable private small and medium sized businesses and to maximize the profitability of such companies. We will need to research and seek such opportunities and will need to perform due diligence once a target acquisition is identified. Further, once we have acquired a business we will need to manage the operations in such a way to ensure continued profitability. If we are unable to identify, acquire, and maximize the profitability of such companies, we will not be able to implement or expand our business plan.

Our failure to designate a date for and hold an annual meeting of shareholders within thirteen months of our previous annual meeting of shareholders may subject us to a court order by the Superior Court of New Jersey to hold such a meeting, election, or both.

We have not designated a date for nor held an annual meeting of shareholders within the previous thirteen months. New Jersey law provides that in event that there is a failure to hold an annual meeting for a period of 30 days after the date designated by the Board of Directors or by the bylaws, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting or the election, or both, to be held at such time and place, upon such notice and for the transaction of such business as may be designated in such order. Based on same, because we have not held an annual meeting of shareholders within thirteen months of our last annual meeting of shareholders, any shareholder may petition the Superior Court of New Jersey to order a meeting or election to take place on a date designated by the Superior Court. Our management is unaware of the last annual meeting held to elect our directors; however, based on the SEC filings it does not appear that we have had such a meeting in the last ten years. Our failure to hold past and future shareholder meetings will severely affect our shareholders’ ability to exercise their voting rights. Without such meetings you may not be able to vote for our Board of Directors or influence our current business plan.

We may be subject to discipline pursuant to Section 14 of the Securities Exchange Act of 1934 and pursuant to Section 228 of the Delaware General Corporations Law based on our failure to file a proxy statement with the SEC and to provide proper shareholder notice for the filing of our certificate of designation and amendment to same and for the effectuation of a reverse split.

Pursuant to Section 14 of the Securities Exchange Act of 1934, we are required to furnish a publicly-filed preliminary and/or definitive written proxy statement to any shareholder whose vote shall be solicited in connection with any proposed corporate action requiring a shareholder vote. We are also required to file such proxy statements with the Securities and Exchange Commission. Certain exemptions may apply which allow us to furnish shareholders with an information statement, as opposed to a proxy statement, which must also be filed with the Securities and Exchange Commission. Additionally, Section 228 of the Delaware General Corporations Law requires us to provide shareholder notice within a reasonable time from the date shareholder approval was acquired. Based upon same, we were required to notify our shareholders and file the information statement prior to filing our certificate of designation and the amendment to same for our preferred shares with the State of Delaware, as well as prior to the effectuation of the 21 to 1 reverse stock split of all of our common shares undertaken in April 2004.

Although such actions were approved by the holders of the majority of our outstanding shares such actions should not have been effectuated without the filing of the information statement and without providing proper notice to our shareholders.

Because we failed to file such information statement in a timely manner and provide our shareholders with proper notice, we may be subject to discipline by the Securities and Exchange Commission in violation of Section 14 of the Securities and Exchange Act.

We may be subject to discipline pursuant to Section 14 of the Securities Exchange Act of 1934 and pursuant to Section 228 of the Delaware General Corporations Law based on our failure to file a proxy statement with the SEC and to provide proper shareholder notice for our merger with Somerset-NJ and the acquisition of Secure Systems, Inc.

Pursuant to Section 14 of the Securities Exchange Act of 1934, we are required to furnish a publicly-filed preliminary and/or definitive written proxy statement to any shareholder whose vote shall be solicited in connection with any proposed corporate action requiring a shareholder vote. We are also required to file such proxy statements with the Securities and Exchange Commission. Certain exemptions may apply which allow us to furnish shareholders with an information statement, as opposed to a proxy statement, which must also be filed with the Securities and Exchange Commission. Additionally, Section 228 of the Delaware General Corporations Law requires us to provide shareholder notice within a reasonable time from the date shareholder approval was acquired. Based upon same, we were required to notify our shareholders and file the information statement prior to effectuating our merger with Somerset-NJ and prior to acquiring Secure Systems, Inc. Although such actions were approved by the holders of the majority of our outstanding shares such actions should not have been effectuated without the filing of the information statement and without providing proper notice to our shareholders..

Because we failed to file such information statement in a timely manner and provide our shareholders with proper notice, we may be subject to discipline by the Securities and Exchange Commission in violation of Section 14 of the Securities and Exchange Act.

The Selling Securityholders shares are being registered for resale in this registration statement and the sale of such shares can have a negative effect on the market price of our common stock.

The sale of shares can have a negative impact on the price of our common stock. No predictions can be made as to the effect, if any, that sales of our shares by the Selling Securityholders shares being registered will have on the market price of our common stock. Nevertheless, sales of substantial amounts of our common stock, or the perception that such sales may occur, could reduce our market price.

Although there is a public market, it is possible that the market price of our common stock will be subject to wide fluctuations.

Although our common stock is listed on the OTC Electronic Bulletin Board, prior to this offering there has been a limited public market for our common stock, and there can be no assurance that any active trading market will develop or, if any such market develops, that it will be sustained. In the event our operating results fall below the expectations of public market analysts and investors, the market price of our common stock would likely be materially negatively affected. Additionally, our quarterly operating results or other developments affecting us, such as announcements by us or our competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy and general market conditions could cause the market price of our common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and have often been unrelated to the operating performance of these companies.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

Our common stock is tradable on the OTC Bulletin Board and is subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to the investment agreement.

The sale of our common stock to Dutchess Private Equities Fund, LP in accordance with the Investment Agreement may have a dilutive impact on our shareholders.  As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, LP in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.  At a stock price of $0.15 or less, we would have to issue approximately 33,333,333 shares registered under this prospectus in order to drawdown on the full Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Dutchess Private Equities Fund, LP will pay less that the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our  common  stock to be issued  under the  Investment  Agreement  will be purchased at a six percent (6%)  discount  to the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund, LP of our election to exercise our "put" right.  Dutchess Private Equities Fund, LP has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price.  Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

USE OF PROCEEDS

The Selling Securityholders are selling shares of common stock covered by this prospectus for their own account. Except for the shares underlying the equity line, we will not receive any of the proceeds from the resale of these shares. However, whenever the Selling Securityholder sells shares issued under the equity line we will receive proceeds when we put shares to the Selling Securityholder. We intend to use these proceeds for working capital and potential acquisitions as needed.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Securityholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently traded on the OTC Electronic Bulletin Board under the symbol “SOSI”. There is no assurance that an active trading market will develop which will provide liquidity for our existing shareholders or for persons who may acquire common stock through the exercise of any options.

The reported high and low bid prices for our common stock are shown below for each quarter since the company was re-approved to trade on the OTC Electronic Bulletin Board in the fourth quarter of 2004. The following table sets forth, for the periods indicated, the range of high and low closing bid prices for the Company’s common stock through September 30, 2007 and as available through electronic trading services subsequent to such date.

Common Stock Bid
Fiscal Quarter	High	Low
December 31, 2004	.55	.001
March 31, 2005	.35	.10
June 30, 2005	.40	.20
September 30, 2005	.20	.20
December 31, 2005	.25	.18
March 31, 2006	.24	.16
June 30, 2006	.30	.15
September 30, 2006	.30	.15
December 31, 2006	.30	.15
March 31, 2007	.22	.10
June 30, 2007	.38	.09
September 30, 2007	.19	.10

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders of Our Common Stock

As of the date of this registration statement, we have approximately 643 shareholders.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned unregistered shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 212,148 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

PENNY STOCK CONSIDERATIONS

Our common stock is a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SECURITYHOLDERS

We agreed to register for resale shares of common stock by the Selling Securityholders listed below. The Selling Securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The Selling Securityholder and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Securityholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the Selling Securityholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the Selling Securityholders and we have not independently verified this information. The Selling Securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Neither the Selling Securityholders nor their associates or affiliates have held any positions or office with us. No Selling Securityholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the Selling Securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering
Dutchess Private Equities Fund, LP (1)(2)	2,532,936	2,532,936	0
Keith and Kathryn Kesheneff (3)	666,666	666,666	0

(1)

The actual number of shares of common stock offered by Dutchess Private Equities Fund, LP in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2)	Michael Novielli and Douglas Leighton are the managing members of Dutchess Capital Management, LLC, which is the general partner to Dutchess Private Equities Fund, LP.

(3)

We issued the 666,666 shares of our common stock to Keith and Kathryn Kesheneff on June 30, 2007 as partial consideration for all of the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc. and Vanwell Electronics, Inc.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LLP

        On October 24, 2006 we entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, LP (“Dutchess”) to provide us with an equity line of credit. Pursuant to this Agreement, upon effectiveness of this registration statement, Dutchess is contractually obligated to purchase up to $5,000,000 of the Company’s Stock over the course of 36 months (“Line Period”), after a  registration statement has been declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $250,000 or 2) 200% of the average daily volume (U.S market only) (“ADV”), multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date. The Purchase Price for the common stock identified in the Put Notice shall be set at ninety-four percent (94%) of the lowest closing bid price of the common stock during the Pricing Period. The Pricing Period is equal to the period beginning on the Put Notice Date and ending on and including the date that is five (5) trading days after such Put Notice Date. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall reserve the right, but not the obligation, to withdraw that portion of the Put that is below the Minimum Acceptable Price, by submitting to the Investor, in writing, a notice to cancel that portion of the Put. Any shares above the Minimum Acceptable price due to the Investor shall be carried out by the Company under the terms of this Agreement. The Minimum Acceptable Price is defined as seventy-five (75%) of the lowest closing bid price of the common stock for the three (3) trading days prior to the Put Date.

In connection with the Agreement, we entered into a Registration Rights Agreement with Dutchess (“Registration Agreement”). Pursuant to the Registration Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within twenty-one (21) days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date.  We filed a registration statement with the SEC which became effective on December 8, 2006 in which we registered 2,000,000 shares of our common stock.  We are registering additional shares underlying the equity line of credit in this registration statement based upon our increase in outstanding non-affiliate shares.   We currently have 21,245,755 common shares issued and outstanding of which 7,944,069 shares are held by affiliates.

PLAN OF DISTRIBUTION

The shares being offered by the Selling Securityholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

•	on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;
•	in privately-negotiated transactions;
•	through the writing of options on the shares; or
•	any combination thereof.

The sale price to the public may be:

•	the market price prevailing at the time of sale;
•	a price related to such prevailing market price;
•	at negotiated prices; or
•	such other price as the Selling Securityholders determine from time to time.

The shares may also be sold pursuant to Rule 144 or Regulation S. The Selling Securityholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Securityholders. The Selling Securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

The Selling Securityholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The Selling Securityholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Securityholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have informed the Selling Securityholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Securityholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Securityholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Securityholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Securityholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Securityholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Securityholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Securityholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Securityholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

We have agreed to indemnify the Selling Securityholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Selling Securityholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

The Selling Securityholders are selling shares of common stock covered by this prospectus for their own account. Except for the shares underlying the equity line, we will not receive any of the proceeds from the resale of these shares. However, whenever the Selling Securityholders sells shares issued under the equity line we will receive proceeds when we put shares to the selling stockholder. We intend to use these proceeds for working capital and potential acquisitions as needed.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Security holders which is anticipated to be approximately $60,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of November 13, 2007 is as follows:

NAME	AGE	POSITION
John X. Adiletta	58	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors.

JOHN X. ADILETTA has been our President, Chief Executive Officer, and Chairman of the Board of Directors of since February 19, 2004 and was named our Chief Financial Officer and Secretary in March 2005. Mr. Adiletta was the President and Chief Executive Officer of Somerset-NJ from January 2004 through July 1, 2004 when the Company merged with Somerset-NJ. Mr. Adiletta is a senior executive with over 30 years of multi-functional experience in the telecommunication services, mobile and modular facilities leasing, and vehicle leasing industries. Since 1993, Mr. Adiletta has been a Principal of PCS Management Group, a firm specializing in merger and acquisition transactions. During that period and between March 2000 and July 2002, Mr. Adiletta co-founded and was the Chief Executive Officer of Teleservices Group, Inc., a telecommunications services company. Mr. Adiletta previously served on the Board of Directors of DataWave Systems, Inc., a publicly traded company at such time and currently serves on the Board of Directors of Output Services Group, Inc. a privately held company.  He has previous experience as Chief Executive Officer, President, Chief Operating Officer, Principal Financial Officer, and member of the Board of Directors in the telecommunications industry. Mr. Adiletta has been instrumental in setting the strategic direction, assembling a management team, managing all aspects of growth, and representing the businesses to the investment community.  He has previously been involved in private and public stock offerings. Mr. Adiletta also has extensive experience in managing multi-unit operations.

Officers and Directors of Subsidiaries

Secure System, Inc.

Douglas Morrison, Director of Engineering and Product Development

Mr. Morrison, age 56, has been a systems engineer for the past 25 years, having unique abilities in hardware and software design in a radio frequency environment. After working as a field engineer with Motorola in the 1970’s, he became Vice President of Engineering at Radiofone Corp. At Radiofone, Mr. Morrison engineered and designed what was to become the largest contiguous radio paging (beeper) system in the U.S., recognized as being a technologically superior system by the industry. By his design of a special interface, Radiofone was able to be the first paging company to offer numeric display paging and his development of a data entry protocol for alphanumeric paging is still in use today. In addition to the Radiofone system, he was involved in the engineering and design of other wide area paging systems and other special design projects.

As Director of Engineering of Secure since 1992, Mr. Morrison is responsible for the hardware and software design of the Secure’s electronic personal security system.

Donald Ullery, Vice President - Manufacturing

Mr. Ullery, age 70, is a manufacturing executive with over 30 years of production and quality control experience. For fifteen years, Mr. Ullery worked for EAC Industries, a leading manufacturer of military communications systems. His duties and accomplishments included the establishing of manufacturing facilities, expanding their capabilities as demand dictated and streamlining all facets of production for cost effectiveness and quality control. Mr. Ullery, who became Vice President of EAC, also has experience with the design and production of computer driven “smart” private telephone systems and pay telephones. Mr. Ullery has been the Vice President - Manufacturing for Secure since 1992.

Meadowlands Fire, Safety, and Electrical Supply Co., Inc., and Vanwell Electronics, Inc.

Keith Kesheneff, President

Mr. Kesheneff, age 53, is a seasoned executive and entrepreneur with over 30 years of operational and financial experience. Mr. Kesheneff founded Meadowlands in 1983 and grew it from a startup to become a leading provider of commercial fire and security systems. Prior to founding Meadowlands, and its sister company Vanwell Electronics, Inc., he held senior financial roles at several companies including Sealand Container Ships, Inc., where he served as Audit Manager from 1981 to 1983. Mr. Kesheneff holds a Bachelor of Science degree in Accounting from Montclair State University. He has served on the board of directors for the Automatic Fire Alarm Association since 1990 and is a member of the National Fire Protection Association. He is licensed by the National Institute for Certification in Engineering Technologies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Since we have not held an annual shareholder meeting in the past few years and we have not scheduled our next shareholder meeting, until such time as we hold our next meeting, our directors can only be removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 13, 2007, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Common Stock

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Owner	Percent of Class (1)

Common	John X. Adiletta c/o 90 Washington Valley Road Bedminster, New Jersey 09721	2,936,633	13.8%

Common	William Farley c/o 90 Washington Valley Road Bedminster, New Jersey 09721	4,980,436	23.5%

Voting	All Directors and Officers as a group	2,936,633	13.8%

(1) The percent of class is based on 21,214,755 shares issued and outstanding as of November 13, 2007 and any additional shares which the shareholder has the right to acquire within sixty (60) days based upon the outstanding convertible notes, warrants and agreements to issue dividends.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of November 13, 2007, 21,214,755 shares of common stock are issued and outstanding and held by approximately 643 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. However, no cash dividend may be declared and paid or set apart for payment upon our Common Stock until after providing for each class of stock, if any, having preference over the common stock.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

In addition, we also have Class A common stock, which has a par value of $.001 per share and 12,000,000 shares have been authorized to be issued. As of November 13, 2007 there are no shares of Class A common stock issued and outstanding. Both common stock and Class A common stock have the same voting rights.

Preferred Stock

As of November 13, 2007, no shares of Preferred Stock are issued and outstanding.   On October 12, 2007, the Company approved the issuance of a total of 9,932,200 shares of the Company’s common stock to seventy –five shareholders pursuant to conversions of the previously issued and outstanding Series A Preferred Stock.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.  Upon such conversion, we had no shares of Series A Preferred Stock outstanding and the Series A Preferred Stock was no longer in effect.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

We have never paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by us on our common stock will be at the discretion of our Board of Directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations as our board of directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our common stock. We are not statutorily prohibited from paying dividends.

Convertible Debenture

On June 15, 2007, Dutchess Private Equities Fund, Ltd. (the “Investor”) purchased a convertible debenture (“Debenture”) from us for $2,700,000 (“Face Amount”) which has a five-year term and bears annual interest at 12%.  The proceeds of the Debenture were placed into escrow and were dispersed to us upon the successful closing of the Meadowlands acquisition on June 30, 2007.

Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first six months after closing on the acquisition.  The first payment is due within thirty (30) days of Closing.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 6 thru 12, we must pay $15,000 per month, for months 13 thru 18 we must pay $35,000 per month, for months 19 thru 24 we must pay $45,000, for month 25 thru month 25 we must pay $75,000 per month and on month 36 all amounts then current will be due payable.

In addition, Dutchess has the right to be redeemed, in cash, in an amount equal to one hundred and twenty-five percent (125%) of the Face Amount of the Debenture plus accrued interest and penalties, if any.  If our common stock is above $.20 per share, the Investor may convert the Face Amount into common shares at a conversion rate of the lesser of either (a) the maximum conversion price of $.20 per share of our common stock, or (b) 75% of the lowest closing bid price of our common stock during the immediately preceding ten (10) business days at the time of each conversion.

In the event of default of the Debenture, the Investor may exercise its right to attach and liquidate our assets to satisfy any outstanding debts owed, as the Debenture is secured by our assets.

Warrants

As of November 13, 2007, 280,000 warrants have been issued to nine warrant holders.  The warrant holders are entitled to purchase fully paid and nonassessable shares of the our common stock, $.001 par value per share at a per share purchase price in the following manner: 25,000 exercisable at $.30 if exercised within the twelve months from June 30, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 25,000 exercisable at $.30 if exercised within the twelve months from August 19, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 15,000 exercisable at $.30 if exercised within the twelve months from October 21, 2005, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 10,000 exercisable at $.30 if exercised within the twelve months from February 1, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 30,000 exercisable at $.30 if exercised within the twelve months from May 26, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 25,000 exercisable at $.30 if exercised within the twelve months from August 14, 2006, the date of the warrant; $.40 if exercised within 12 months to 24 months from the date of the warrant; and $.50 if exercised within 24 months to 36 months from the date of the warrant, 90,000 exercisable at $.20 if exercised within twelve months from April 2, 2007, the date of the warrant; $.30 if exercised within 12 months to 24 months from the date of the warrant; and $.40 if exercised within 24 months to 36 months from the date of the warrant.  The warrants may be exercised in full or in part (but not of a fractional share) by the holder. In addition, 5,000 warrants are exercisable at $.20 per share for a period of five years; 5,000 warrants are exercisable at $.18 per share for a period of five years; and 50,000 warrants are exercisable at $.12 per share.

Additionally, in conjunction with the Debenture, we have also issued to Dutchess a warrant to purchase a number of shares of 13,500,000 which is equivalent to 100% of the face amount of the Debenture with a strike price equal to $.12 per share.  The warrants have a term of five years from the date of issuance.

Registration Rights

In connection with the Investment Agreement, we entered into a Registration Rights Agreement with Dutchess. Pursuant to the Registration Agreement, we were obligated to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Investment Agreement within twenty-one (21) days after the closing date. In addition, we were obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) days after the closing date.  We filed a registration statement with the SEC which became effective on December 8, 2006 in which we previously registered 2,000,000 shares.  As of October 24, 2007, we have “put” a total of 144,700 shares for total proceeds of $22,128.  We are registering additional shares underlying the equity line of credit in this registration statement based upon the increase in our non-affiliate outstanding shares of common stock.  We currently have 21,245,755 common shares issued and outstanding of which 7,944,069 shares are held by affiliates.

We are further obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the underlying stock for the Convertible Debenture and Warrants within 30 days after the Investor provides written notice (“Filing Date”).  If such registration statement has not been submitted to the SEC by the Filing Date or the effective date of the registration statement exceeds 105 days from the Filing Date, a penalty of two percent (2%) per month, shall begin to accrue.  Additionally, if such registration statement is not submitted to the SEC by the Filing Date, the maximum conversion price of $.20 will initially drop ten percent (10%) and an additional ten percent (10%) for every fifteen (15) day period thereafter.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements for the years ended December 31, 2006 and 2005 included in this prospectus and the registration statement have been audited by WithumSmith+Brown, P.C., independent registered public accountants as stated in their report dated April 2, 2007 which includes an explanatory paragraph relating to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF BUSINESS

General

Somerset International Group, Inc. (“Somerset”), the registrant, was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure Systems, Inc., a New Jersey corporation which provides wireless security products and services. The acquisition was completed on March 11, 2005. On June 30, 2007 our subsidiary Secure Systems, Inc. purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands”).  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure. Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921.

Nature of Business

From inception through the fiscal year ended December 31, 2001, we were primarily engaged in the production and sale of computer-based vision products for automatic part alignment, machine guidance, identification, inspection, control of industrial processes and visual sensing systems for use with industrial automation equipment. These products and control systems were sold to machine manufacturers who then incorporated them into machines sold to an end user. The end users were typically automated, high volume electronic circuit and component manufacturers globally located. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses and maximizing the profitability of our acquired entities and to act as a holding company for such entities.

Corporate Developments

On October 3, 2002, pursuant to a Stock Purchase Agreement, J.R.S. Holdings LLC (“J.R.S.”) controlled by James R. Solakian and Conrad Huss, purchased from AMI the following shares: (1) 576,250 shares of Common Stock representing 6.6% of the Common Stock deemed outstanding on the date hereof; (2) 1,000,000 shares of Series A Preferred Stock representing 100% of the Series A Preferred Stock deemed outstanding on the date thereof; and (3) 12,000,000 shares of the Class A Common Stock representing 100% of the Class A Common Stock outstanding thereof. Pursuant to such Agreement, J.M.S. became our controlling shareholder.

On October 3, 2002, Mr. Edward Kornstein resigned as our sole officer and director, and James R. Solakian and Conrad R. Huss were appointed as our new officers and directors. James R. Solakian and Conrad R. Huss were appointed by the resigning directors to fill vacancies on the Board of Directors. Accordingly, no shareholder vote was taken.

On December 31, 2003, J.R.S., our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-NJ), controlled by John X. Adiletta and Paul Patrizio, signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of pre-reverse split Common Stock, 12,000,000 shares of pre-reverse split Class A Common Stock and 1,000,000 shares of its then pre-reverse split Series A Preferred Stock. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. This condition was completed on February 19, 2004. J.R.S. retained 2,381 Common Shares (after the reverse split), representing .2 percent of the then outstanding common shares and Somerset became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow.

On February 19, 2004, Mr. James R. Solakian and Mr. Conrad Huss resigned as our officers and directors and Paul L. Patrizio was appointed as Chairman of the Board of Directors, Principal Financial Officer and Executive Vice President and John X. Adiletta was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Patrizio and Mr. Adiletta were appointed by the resigning directors to fill vacancies on the Board of Directors. Accordingly, no shareholder vote was taken.

On February 27, 2004, the Board of Directors authorized us to enter into an Agreement and Plan of Merger (“Agreement”) with Somerset-NJ. Pursuant to such Agreement, Somerset-NJ would merge into us and we would be the surviving entity and the shareholders of Somerset-NJ would receive shares of our common stock.

On February 27, 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of our Common Stock. At such time our Board approved a 21 to 1 reverse stock split of all of our common shares which was effectuated in April 2004.

On July 1, 2004, we completed the merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of four million sixty-three thousand eight hundred eighty-four shares (4,063,884) of our Common Stock which were valued at $609,583, in exchange for all of the shares of Somerset-NJ stock. Pursuant to the Merger Agreement, Somerset-NJ was merged with and into us, and we were surviving corporation. Somerset-NJ has the strategic objective of acquiring profitable and near term profitable private small and medium sized businesses and maximizing the profitability of its acquired entities.

Acquisition of Secure System, Inc.

On July 7, 2004, we executed an Agreement and Plan of Merger with Secure System, Inc., a New Jersey corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we agreed to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. Pursuant to the merger agreement, 3,000,004 of the Secure shares acquired in the merger are held in escrow pursuant to the Stock Pledge and Escrow Agreement between the parties until such indebtedness has been paid off. The financing for this transaction was completed on March 11, 2005, and the merger closed on March 11, 2005.

The acquisition was financed through a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate. For each dollar invested, an investor received a note for a dollar repayable in full six months from the date of the note and one share of our common stock. Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We have requested a ninety day extension on such notes, and to date, we have received approval from all of the noteholders. Although the ninety day extension has passed, as of October 31, 2007, none of the noteholders has declared a default and we intend to repay the notes through the proceeds of additional financings at such time as this registration statement is declared effective by the SEC.

The following sets the business plan for Secure:

Secure was organized in 1991 to provide personal security systems to campus and other facility environments. SSI designs, manufactures, installs, and maintains these personal duress security systems. Secure’s primary markets include college and university campuses as well as mental health facilities, housing developments, and other locales where high traffic and crime potential exist. Secure has been a technology driven company whose emphasis is on quality and customer satisfaction. At the University of Bridgeport, a Personal Alarm Device system was installed more than seven years ago as a solution to the problem of criminals preying upon students on the urban campus. The Clery Award was given to the University of Bridgeport, a Secure client since 1994, in 2003, for the results of its security improvements including the use of Secure’s technology. This nationally recognized award is given to those individuals and organizations that have taken extraordinary actions in the pursuit of student safety. SSI’s technology is proprietary.

Industry Overview

The Student Right-To-Know and Campus Security Act (Public Law 101-542) was passed in 1990 and was signed into law by President George Bush. Title II of this Act is known as the Crime Awareness and Campus Security Act of 1990. Since then it has been amended several times (National Center of Educational Statistics, 1997). The most recent version of this law was passed by Congress as part of the Higher Education Amendments Act of 1998. Its official title under this Act is the “Jeanne Clery Disclosure of Campus Security Policy and Campus Crime Statistics Act” (Public Law 105-244).

Current regulations call for institutions to annually distribute the security report defined by the Act to all current students and employees and provide a summary of the report to any applicant for enrollment or employment upon request (Federal Register, 1992). The purpose of the legislation is largely two-fold. First, by requiring institutions to report specific crime statistics, open their criminal activity logs, and share information about their crime prevention programs with prospective students and their parents so that information about campus safety can be factored into the college choice decision. Second, by notifying students, faculty, staff, and others of criminal activity occurring on campus, individuals can be made aware of the potential risks and make active choices about their personal behavior.

On average annually between 1995 and 2000, about 7.7 million people age 18 to 24 were enrolled full or part time in a college or university. During this period, college students were victims of approximately 526,000 crimes of violence annually: rape/sexual assault, robbery, aggravated assault, and simple assault. Of these violent crimes, an average of approximately 128,100 per year involved a weapon or serious injury to the victim. It is to this market that Secure plans to focus its marketing efforts.

This emphasis on security is also pronounced in the healthcare arena, specifically in the mental health care facilities. Currently, Healthcare facilities represent a majority of SSI’s installations. The Secure technology is applicable in any environment that is a campus like surrounding - contained and geographically definable - such as Public Housing developments, Assisted Living facilities, Federal and State prison and jail facilities.

Secure has already gone through the process and has been approved as a primary vendor for personal duress security systems for the State of New York Departments of Mental Health and Mental Retardation.

Services Offered

Secure has developed the proprietary technology for and is currently marketing an electronic personal security system that is designed for use in institutional environments such as hospitals, correctional facilities, colleges and universities, retirement communities and other institutional settings. In a mental health environment, for example, doctors and staff are frequently in a one on one situations with patients. Secure’s system allows them to discreetly summon help if needed in these, or other situations. Secure’s product takes a proactive approach to personal security, allowing law enforcement or security personnel the opportunity to respond to an individual’s distress while in process instead of responding only after an event has taken place.

Technology

Secure’s technology involves wireless transmitters and receivers in the 300MHz frequency range. This is an unlicensed range and not regulated by the Federal Communications Commission (“FCC”) and provides for no interference from adjoining devices. SSI’s devices have been approved by the FCC, however, as required. In accordance with FCC Regulations Part 15 and DOC Regulation CRC, certain of Secure’s products required approval by the FCC for wireless use. These products were tested by an independent laboratory and the results submitted to the FCC in accordance with their rules. The products were approved between 1993 and 1995. The device used by the user is a key chain attachment that has a small transmitter. SSI’s proprietary technology is in the systems’ software ability to instantly transmit to the client security dispatch center the exact location of the user on the campus or facility. Secure has the internal capability to design, manufacture, install, and maintain these systems.

Each user of the system (e.g. employee, student) is issued a personal alarm device (“PAL”) which has a unique electronic signature identified with the user. It is small enough and light enough (weighing less than one ounce) to be easily carried on a key chain or worn as a pendant. When in a threatening situation, the user presses the button on the PAL, causing the device to transmit its unique signal. Receiving devices intercept the signal and re-transmit it, along with other data used in locating the signaling user, to a central monitoring station located in the institution’s security office and optionally to other monitoring locations in the facility and/or to security vehicles, if desired. Within seconds, the individual’s identity, including photo ID is displayed at the monitoring station(s), as is their location, which is pinpointed on a map for ease of reference (if required, the system can locate a person to a specific room). Security and/or other personnel then deploy assistance to the individual in distress. The monitoring station is a customized personal computer that includes an additional card that holds the Secure System, Inc. proprietary software. The computer is sold with the software configured for the particular client. The system operates indoors, outdoors or both and accordingly can provide full facility or campus-wide coverage. Secure’s system has been credited with saving life and avoiding injury and violent crime in institutions where it is currently being used. Moreover, officials of institutions which have installed Secure’s personal security system report that merely having the PAL gives users a feeling of security and reduces the anxiety which can be associated with moving around within institutions.

We do not currently have patents related to this software. Rather, Secure has elected to maintain its proprietary software as a trade secret.

Customers and Market

Secure markets its services through its staff headquartered at the company’s facility in Ocean, New Jersey, five authorized resellers, and through customer referral. Electronic personal security is a relatively new technology and the market continues to develop. Secure’s current customers, Danbury Hospital and the University of Bridgeport, have demonstrated a need and perceived usefulness for the product. SSI believes its contract with the State of New York will give it more visibility and credibility and that sales will further increase as customer awareness is achieved. This contract has a term from January 1, 2003 to December 31, 2007 with a renewal option through December 31, 2012. The initial contract amount for the initial period was $2,275,730.

While Secure’s primary market has been mental health facilities, it believes that colleges and universities will be a significant future market for its system.

Secure has proven the viability of its technology with several operating sites, including an installation encompassing nearly 90 acres, containing 47 different buildings and protecting nearly 2,000 individuals at the University of Bridgeport. Twenty-seven systems for the health care facilities have already been installed. We have completed the following installations to date:

Healthcare Facilities - 27 installations in the state of New York, completed between 1994 and today.
General Hospital - 1 installation in Connecticut, completed in 1995
University Campus - 2 installations in Connecticut, 1 completed in 1994 and , 1 completed in 2006

We currently have four customers; two campus customers and two healthcare customers.

Materials

The primary materials used in the assembly of SSI’s personal security products are printed circuit boards and electronic components. These items are obtained directly from manufacturers or distributors. Secure has the necessary supply chains in place to obtain all the necessary materials to produce customer assemblies. Secure utilizes just-in-time procurement practices to maintain its materials at the proper level to support its customers’ needs. Secure maintains a minimum finished goods inventory since their model is based on `built-to-order’ only. This basically reduces the concern of obsolescence and inventory write-off. The materials required to produce most products are readily available. In most cases, they dual-source all materials, insuring competitive pricing and availability. Adequate amount of materials have been available in the past and Secure believes this availability will continue in the foreseeable future. Our manufacturing capabilities include standard solder through assembly, mechanical assembly and electrical testing, as well as final quality control testing.

Competition

Secure’s technology is proprietary and it has elected to treat its locating methodology as a trade secret. While a few companies have a related product, Secure believes that there is only one other direct competitor-Bosch Security Systems - North America. There are two other competitors that provide similar “services” as Secure’s but not the same products - Code Blue, Inc. provides an outdoor intercom system primarily on college campuses and Versus Technology, Inc. provides an infrared location product primarily used in hospital environments.

It is difficult to know any company’s position in the industry as it is highly fragmented and comprised of predominately private companies. The methods of competition are through direct and indirect sales, trade shows, and referrals.

Government Regulations

Secure’s operations are subject to FCC licensing and Secure’s devices have been approved by the FCC as required. Secure’s proprietary products utilize unlicensed 300Mhz frequencies for transmission and reception of signals used by its clients and has been licensed by the FCC for two nationwide two-way licenses in the 450MHz frequency for use during installation and testing. These licenses are effective for ten years and are automatically renewable. In accordance with FCC Regulations Part 15 and DOC Regulation CRC, certain of Secure’s products required approval by the FCC for wireless use. These products were tested by an independent laboratory and the results submitted to the FCC in accordance with their rules. The products were approved between 1993 and 1995.

Acquisition of Meadowlands Fire, Safety, and Electrical Supply Co., Inc. and Vanwell Electronics, Inc.

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure System, Inc., a New Jersey Corporation (hereinafter “Secure” or the “Buyer”), our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands” or the “Company”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by Meadowlands.

In consideration for the acquisition of Meadowlands, Secure paid approximately $1.6 million, consisting of $1.25 million of cash, a zero coupon seller note for $250,000 payable over a 12 month period, and 666,666 shares of common stock.   We used the proceeds from the June 15, 2007 convertible debenture with Dutchess Private Equities Fund, Ltd. for $2,700,000 which has a five-year term and bears annual interest at 12%.  On June 15, 2007, the proceeds of the Debenture were placed into escrow and were dispersed to us upon a successful closing of the Meadowlands acquisition.

With approximately $3 million of consolidated revenues in 2006, and a purchase price requirement of over $700,000 of consolidated EBITDA, for the trailing twelve months, as well as consolidated net current assets (defined as current assets minus total liabilities) of over $700,000 thousand dollars, these acquisitions have met the requirements necessary to remove the mandatory redemption provisions of its Series A Convertible Preferred Stock.  As a result, $3.8 million of our convertible redeemable preferred stock will be reclassified from liabilities to stockholder’s equity as of June 30, 2007.

Meadowlands and Vanwell are corporations duly organized, validly existing and in good standing under the laws of New Jersey and have the corporate power and are duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted.

Meadowlands specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment. There are two divisions with similar product availability from distinct manufacturers. This affords the opportunity to provide a wide array of specified equipment with the flexibility to offer cost effective alternates when appropriate. Meadowlands represents a wide range of manufacturers and carries a full line of related electrical hardware for electrical contractors. Vanwell distributes a sole source manufacturer and additionally provides technicians and maintenance staff: Both divisions have capabilities in low voltage system engineering. The products encompass complete lines of fire, CCTV (closed circuit TV), communications and PA (public address) systems; services include maintenance contracts, monitoring services and system engineering.

The non-service customer base is comprised of electrical contractors, alarm installers with a lesser percentage of revenue derived from sales to commercial and industrial businesses. The service and maintenance business deals directly with non-residential end users. There are approximately 205 active customers located in the NY/NJ/PA tri-state area, some of which are on annual contracts that generate recurring revenue. The industry as a whole has been expanding as a result of stricter fire codes and prevalent security/terrorism concerns.

The company is housed in a 6,000 square foot location in New Jersey. Daily operations of the two companies are handled by eleven full-time and one part-time employee in addition to the owners. All employees, other than maintenance staff, have been with the firm on a long-term basis. The business operates 5 days per week.

Products and Services

Meadowlands is a provider of fire, security, intercom, sound, nurse call and other related low voltage equipment.   The following represents the major product categories handled:

•

Fire and Security Alarms

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Cameras and Monitors

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Intercom and Sound

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Clock Systems

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Speaker Systems

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Card Access

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Cable, Wire

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Lenses, Emergency Lights, Batteries

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Recorders, Switchers

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Transmission Equipment

Services provided include:

•

Engineering and Technical Support

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Technicians to terminate, program and test equipment

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Riser diagrams

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General system maintenance

Contractual relationships are distributor agreements for pricing. There are numerous alternative vendors available without sacrificing quality; hence, there is no dependency on a particular vendor. There are good relations with all and management states that there are no known issues threatening vendor retention. Items are generally received within 3 to 10 days; therefore inventory levels are kept at manageable levels. 30-day terms are received from the suppliers.

Marketing for repeat and new business is facilitated by subscriptions to source guides for public and private bids, being listed on bid lists with many public agencies, telemarketing, reputation, and word-of-mouth referrals from satisfied customers. The Company website has generated minimal business and is structured to provide technical information and link customers to the manufacturer websites.

The customer base is primarily located in New Jersey, New York and Pennsylvania. There is no seasonality factor and revenues are steady throughout the year.

Employees

As of November 13, 2007, Somerset has 1 employee and Secure and Meadowlands had 30 employees. No employees are currently covered under collective bargaining agreements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

General

Effective December 31, 2001, we ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity.

Effective January 1, 2002, our principal activity was to search for opportunities to maximize the value of its tangible and intangible assets. On July 7, 2004, we entered into an Agreement and Plan of Merger with a Secure System, Inc. which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we issued three million and four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of Secure and assumed five hundred five thousand dollars ($505,000) of existing indebtedness plus accrued interest which has subsequently been converted into shares of our common stock. The financing for the acquisition was completed on March 11, 2005, and the merger was closed on March 11, 2005.

On June 30, 2007 our subsidiary Secure System, Inc. purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands”).  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.

FOR THE PERIOD ENDED SEPTEMBER 30, 2007

Critical Accounting Policies and Estimates

General

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, including stock issued for services and or compensation and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions. Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties and potentially result in materially different results under different assumptions and conditions.

We have only established an allowance for doubtful accounts for Secure’s subsidiary accounts receivable. We analyzed the ability to collect accounts that are large, none of which are currently past due for Secure. Historically, Secure has not incurred bad debt expense and that trend is anticipated to continue.  Management will evaluate Secure’s subsidiaries allowance on a periodic basis.

We write down inventory for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

We account for our goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair value with its carrying value, based on cash flow methodology.

Results of Operations

Revenues

Revenues of $1,281,305 and $2,399,370, respectively, for the three and nine months ended September 30, 2007 increased by $807,212 and by $1,018,401, respectively, over revenues of $474,093 and $1,380,969 during the three and nine months ended September 30, 2006. This was primarily attributable to the June 30, 2007 acquisition of Meadowlands.

 Costs of Goods Sold

Costs of Goods Sold of $795,883 and $1,381,862, respectively, for the three and nine months ended September 30, 2007 increased by $497,492 and by $517,896, respectively, over costs of goods sold of $298,391 and $863,966 during the three and nine months ended September 30, 2006. This was primarily attributable to the June 30, 2007 acquisition of Meadowlands.

Gross Margin

Gross Margin for the three and nine months ended September 30, 2007 increased to $485,422 and 37.9% of revenue and $1,017,508 and 42.4% of revenue, respectively, from a gross margin of $175,702 and 37.1% of revenue and $517,003 and 37.4% of revenue during the three and nine months ended September 30, 2006.  This was a direct result of the changes in Revenues described above offset by the changes in the Cost of Goods Sold described above.

General and Administrative Expenses (“G&A”)

G&A expenses for the three and nine months ended September 30, 2007 of $487,783 and $1,088,674 respectively, increased by $221,434 and by $204,785 for the three months and the nine months over G&A expenses of $266,349 and $883,889 during the three and nine months ended September 30, 2006 respectively.  This was primarily attributable to the June 30, 2007 acquisition of Meadowlands.

Other Expense

Other expense for the three and nine months ended September 30, 2007 increased to $110,782 and $308,990 respectively, from other expense of $40,859 and $125,685 during the three and nine months ended September 30, 2006. This increase is primarily attributable to the interest on the convertible debenture and corresponding debt discount issued in June 2007.

Dividends on Preferred Stock

Dividends on preferred stock for the three and nine months ended September 30, 2007 were $89,582 and $268,746 which was unchanged from $89,582 and $268,746 in dividends during the three and nine months ended September 30, 2006. These dividends are attributable to the redeemable convertible preferred shares issued in conjunction with the March 11, 2005 merger with Secure System, Inc.   On September 28, 2007, in accordance with the terms of the Series A Preferred Stock, all of the holders of preferred stock converted such stock and accrued dividends to common stock.

Net (Loss)

Net Loss attributable to common stockholders for the three and nine months ended September 30, 2007 increased by $128,372 to $462,787 from $334,415 during the three months and increased by $76,667 to $1,154,622 from $1,077,955 for the nine months ended September 30, 2006. This was a direct result of the increase in Gross Margin described above offset by the changes in the General and Administrative expenses and Other Expense described above.

Liquidity and Capital Resources:

We are currently financing our operations primarily through cash generated by financing activities in the form of promissory notes, convertible debentures, and equity investments. We financed our business acquisitions through the issuance of redeemable preferred stock, cash generated from promissory notes, and convertible debentures.

We completed the Secure merger by obtaining a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received nine (6) month notes with a twelve (12%) percent annual interest rate. For each dollar invested, an investor received a note for a dollar repayable in full nine months from the date of the note and one share of our common stock. In addition, the notes are convertible, at the option of the holder, into shares of common stock at the price of $0.25 per share.  Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We had requested a ninety day extension on such notes and we received approval from all of the noteholders. Although the ninety day extension has passed as of March 28, 2006, none of the noteholders has declared a default and we intend to repay any unconverted notes through the proceeds of additional financings.  As of September 30, 2007, $430,000 of principal amount and all related accrued interest to date has been retired through cash payments due of $180,000 and the balance converted to common stock in accordance with the terms of the private placement.

We completed the Meadowlands acquisition by using a portion of the proceeds of the five year Convertible Debenture that we issued with gross proceeds of $2,700,000.  Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first nine months after closing on the acquisition.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 7 thru 12, we must pay $15,000 per month, for months 13 thru 18 we must pay $35,000 per month, for months 19 thru 24 we must pay $45,000, for month 25 thru month 35 we must pay $75,000 per month and on month 36 all amounts then current will be due payable.

At September 30, 2007, the Company had negative working capital of approximately $771,500.

We plan to establish a source of revenues sufficient to cover our operating costs by acquiring additional companies that are generating positive cash flows from operating activities either at acquisition or projected to do so in the future , thereby furthering the objective of becoming profitable and generating positive cash flow from operating activities on a consolidated basis. The funds needed to continue operations over the next twelve months will be raised from accredited investors and/or institutional investors as in the previous financings. During this period, the Company will attempt to reduce or defer expenses until such time as the capital is available.

Our need for capital may change dramatically as a result of any additional business acquisition or combination transaction. There can be no assurance that we will identify any additional suitable business, product, technology or opportunity in the future. Further, even if we locate a suitable target, there can be no assurance that we would be successful in consummating any acquisition or business consolidation on favorable terms or that we will be able to profitably manage the business, product, or technology, if acquired or otherwise engaged. The Company intends to acquire cash flow positive companies of such size or number that will allow it to continue as a going concern. If we are unable to obtain debt and/or equity financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. Consequently, there is substantial doubt about our ability to continue to operate as a going concern.

Management intends to ask pertinent questions of the proposed candidates or opportunities in the course of its diligence phase. Management will rely heavily on a business plan, financial statements and projections, and management’s views of the future. Unless something comes to management’s attention, as a result of its review of the proposed candidate’s audited financial statements, which causes us to have serious concerns on the viability or integrity of the financial records and business projections, which would result in a disqualification of such candidate, a transaction would be approved by the Board of Directors. When a transaction requires shareholder approval, a shareholder meeting must be held and a shareholder vote taken. A proxy statement would be mailed to each shareholder informing them of the meeting and requesting their vote. However, in lieu of holding a meeting, a majority of shareholders may sign a Shareholder’s Resolution approving of such transaction. If a meeting is not held, an information statement must be mailed to all of its shareholder’s informing them of the action taken by the majority shareholders.

Recent Accounting Pronouncements

We adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes", and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements or adjustments to our deferred tax assets and related valuation allowance. Our evaluation was performed for the tax years ended December 31, 2003, 2004, 2005 and 2006, the tax years which remain subject to examination by major tax jurisdictions as of March 31, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company’s financial condition or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” which is effective for fiscal years beginning after November 15, 2007. This statement permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. We are currently evaluating the potential impact of this statement.

FOR THE PERIOD ENDED DECEMBER 31, 2006

The table below presents selected financial data for Somerset for the past two years.

Results of Operations

For The Year Ended December 31,	2006	2005

Sales	$1,740,391	$1,539,560
Operating Expenses	2,715,126	2,262,127
Loss from Operations	(974,735)	(722,567)
Net Loss attributable to Common Stockholders	(1,495,687)	(1,396,260)
Basic Loss per Common Share	(0.23)	(0.27)

Financial Position at December 31,	2006	2005
Total Assets	$3,628,268	$4,010,961
Total Liabilities	2,655,101	2,159,792
Shareholders’ Deficit	(2,730,967)	(1,494,637)

General

On July 7, 2004, we entered into an Agreement and Plan of Merger with a Secure Systems, Inc. which provides wireless security products and services. The closing was subject to a financing for an investment of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, we issued three million and four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of Secure Systems and assumed five hundred five thousand dollars ($505,000) of existing indebtedness plus accrued interest. The financing for the acquisition was completed on March 11, 2005, and the merger was closed on March 11, 2005.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, including stock issued for services and or compensation and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions. Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties and potentially result in materially different results under different assumptions and conditions. For a detailed discussion on the application of these and other accounting policies see Note 1 to our financial statements.

We have not established an allowance for doubtful accounts on our accounts receivable. In not establishing the allowance for doubtful accounts, we analyzed the ability to collect accounts that are large, none of which are currently past due. Historically, SSI has not incurred bad debt expense and that trend is anticipated to continue.

We write down inventory for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

We account for our goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms.

Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair value with its carrying value, based on cash flow methodology.

We generate all of our revenue from our acquisition of Secure System, Inc. The opportunity for increased revenues at Secure will result from an increase in installations at new and existing customer sites. There are approximately 6,900 accredited post secondary institutions and 5,700 hospitals the represent Secure’s primary addressable market. The recognition and need for security solutions has increased significantly in the post 9/11 environment. Secure has established a website for additional leads and marketing exposure and has increased its emphasis on indirect sales channels since the acquisition and expects that this emphasis and its direct sales efforts will result in additional installations. In addition, the Company expects to increase its revenues through the acquisition of additional companies that it has targeted.

Revenues

Revenues of $1,740,391 for the year ended December 31, 2006 increased by $200,831 over revenues of $1,539,560 during the year ended December 31, 2005. The increases in revenues for the twelve month period were attributable primarily to the full year reporting of the March 11, 2005 merger with Secure System, Inc. Revenues for Secure, on a proforma basis, decreased $170,738 for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005. This was primarily attributable to a decrease in Equipment Sales and Installation Revenues of $171,081 and a decrease in Subscription Revenues of $79,560 for the same period for the twelve months ended December 31, 2006 offset by an increase in Maintenance Revenues of $79,903.

Costs of Goods Sold

Costs of Goods Sold for the year ended December 31, 2006 increased to $1,092,250, representing an increase of $90,236 over costs of goods sold of $1,002,014 during the year ended December 31, 2005. The increases in costs and expenses for the twelve month period were attributable primarily to the full year reporting of the March 11, 2005 merger with Secure System, Inc. Costs of goods sold for Secure, on a proforma basis, decreased $169,102 for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005. This was attributable to a decrease in materials cost of $71,274, a decrease in factory overhead of $5,481, a decrease in installation and service costs of $113,383, offset by an increase in engineering costs of $21,036.

Gross Margin

Gross Margin for the year ended December 31, 2006 increased to $648,141 and 37.2% of revenue, from a gross margin of $537,546 and 34.9% of revenue during the year ended December 31, 2005. Gross Margin for Secure, on a proforma basis, decreased $1,636 from $649,777 and 34% of revenue for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005.

Selling, General, and Administrative Expenses (“SG&A”)

SG&A expenses for the year ended December 31, 2006 of $1,622,876, increased by $362,763 over SG&A expenses of $1,260,113 during the year ended December 31, 2005.

Selling and marketing expenses increased by $67,689, general and administrative expenses increased by $259,926, amortization expense increased by $40,766, and depreciation expense decreased by $5,618 from the year ended December 31, 2005. The increase in general and administrative was primarily attributable to an increase in financing and investor relations costs of $101,841, consulting fees of $22,562, and accounting fees of $15,565 for the twelve months ended December 31, 2006 as compared to the twelve months ended December 31, 2005.

Interest Expense

Interest expense for the year ended December 31, 2006 increased to $170,444, from interest expense of $144,681 during the year ended December 31, 2005. This increase is attributable to the interest on the promissory notes acquired with the merger with Somerset-New Jersey, as well as from the promissory notes issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Other Income (Expense)

Amortization expense of debt discount decreased from $167,914 to $0 during the year ended December 31, 2006. The decrease in other expense for the period was primarily attributable to complete amortization of debt discount for the promissory notes issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Dividends on Preferred Stock

Dividends on preferred stock for the year ended December 31, 2006 were $358,328 versus $359,748 in dividends during the year ended December 31, 2005. These dividends are attributable to the redeemable convertible preferred shares issued in conjunction with the March 11, 2005 merger with Secure System, Inc.

Net (Loss)

Net Loss attributable to common stockholders for the year ended December 31, 2006 increased by $99,427 to $1,495,687 from $1,396,260 during the year ended December 31, 2005. The increase in net loss is primarily due to an increase in gross margin of $110,595 for the period and reduced by an increase in selling, general, and administrative expenses for the year of $362,763.

Liquidity and Capital Resources

We are currently financing our operations primarily through cash generated by financing activities in the form of promissory notes and equity investments. We financed our business acquisition through the issuance of redeemable preferred stock and cash generated from the promissory notes.

We completed the Secure merger by obtaining a short term bridge financing of $504,000. Pursuant to the terms of the offering, we had a minimum raise of $500,000 and a maximum raise of $700,000. As of March 11, 2005, we raised the minimum of $500,000 and these proceeds were distributed to Secure as part of that transaction. Each of the investors in this financing received six (6) month notes with a twelve (12%) percent annual interest rate.

For each dollar invested, an investor received a note for a dollar repayable in full six months from the date of the note and one share of our common stock. In addition, the notes are convertible, at the option of the holder, into shares of common stock at the price of $0.25 per share. Consequentially, we issued a total of 504,000 shares to these investors. Such notes were due and payable September 11, 2005. We had requested a ninety day extension on such notes and we received approval from all of the noteholders. Although the ninety day extension has passed as of March 28, 2006, none of the noteholders has declared a default and we intend to repay any unconverted notes through the proceeds of additional financings.

      At December 31, 2006, the Company had negative working capital of $1,848,449, and a stockholders’ deficit of $2,730,967. It is for these factors that our auditors have issued an explanatory paragraph with regard to our ability to continue as a going concern.

We plan to establish a source of revenues sufficient to cover our operating costs by acquiring additional companies that are generating positive cash flows from operating activities either at acquisition or projected to do so in the future , thereby furthering the objective of becoming profitable and generating positive cash flow from operating activities on a consolidated basis. The funds needed to continue operations over the next twelve months will be raised from accredited investors and/or institutional investors as in the previous financings. During this period, the Company will reduce or defer expenses until such time as the capital is available.

Our need for capital may change dramatically as a result of any additional business acquisition or combination transaction. There can be no assurance that we will identify any additional suitable business, product, technology or opportunity in the future. Further, even if we locate a suitable target, there can be no assurance that we would be successful in consummating any acquisition or business consolidation on favorable terms or that we will be able to profitably manage the business, product, or technology, if acquired or otherwise engaged. The Company intends to acquire cash flow positive companies of such size or number that will allow it to continue as a going concern. If we are unable to obtain debt and/or equity financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. Consequently, there is substantial doubt about our ability to continue to operate as a going concern.

Management intends to ask pertinent questions of the proposed candidates or opportunities in the course of its diligence phase. Management will rely heavily on a business plan, financial statements and projections, and management’s views of the future. Unless something comes to management’s attention, as a result of its review of the proposed candidate’s audited financial statements, which causes us to have serious concerns on the viability or integrity of the financial records and business projections, which would result in a disqualification of such candidate, a transaction would be approved by the Board of Directors. When a transaction requires shareholder approval, a shareholder meeting must be held and a shareholder vote taken. A proxy statement would be mailed to each shareholder informing them of the meeting and requesting their vote. However, in lieu of holding a meeting, a majority of shareholders may sign a Shareholder’s Resolution approving of such transaction. If a meeting is not held, an information statement must be mailed to all of its shareholder’s informing them of the action taken by the majority shareholders.

Recent Accounting Pronouncements

In December 2004, the FASB revised FASB Statement No. 123R, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” It applies in the first reporting period beginning after December 15, 2005. The adoption of Statement No. 123R (revised 2004) is not expected to have a material impact on the Company’s financial position, liquidity, or results of operations.

 In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company’s financial condition or results of operations.

 In July 2006, the FASB has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 has not had a material effect on the Company’s financial condition or results of operations.

DESCRIPTION OF PROPERTY

Our executive offices are located at 90 Washington Valley Road, Bedminster, New Jersey 07921. We are currently leasing this space at this location by an unrelated third party on a month-to-month basis.

Facilities

Secure operates from a 10,000 square facility, located in central New Jersey. The facility is leased under a short-term lease that expires in December 2007. Under the terms of the lease, Secure pays a total of $6,025 of month for the lease. Approximately 2,000 square feet of space is utilized by Engineering and Administration and the balance, 8,000 square feet, is used for Manufacturing.

Meadowlands is housed in a 6,000 square foot location in New Jersey. Daily operations of the two companies are handled by eleven full-time and one part-time employee in addition to the owners. All employees, other than maintenance staff, have been with the firm on a long-term basis. The business operates 5 days per week.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 3, 2002, pursuant to a Stock Purchase Agreement, J.R.S. Holdings LLC (“J.R.S.”) controlled by James R. Solakian and Conrad Huss, our former officers and directors, purchased from AMI the following shares: (1) 576,250 shares of Common Stock representing 6.6% of the Common Stock deemed outstanding on the date hereof; (2) 1,000,000 shares of Series A Preferred Stock representing 100% of the Series A Preferred Stock deemed outstanding on the date thereof; and (3) 12,000,000 shares of the Class A Common Stock representing 100% of the Class A Common Stock outstanding thereof. Pursuant to such Agreement, J.R.S. became our controlling shareholder. We are not aware of the purchase price paid for these shares.

On December 31, 2003, J.R.S., our principal shareholder, and Somerset International Group, Inc., a New Jersey Corporation (Somerset-N) controlled by John X. Adiletta and Paul Patrizio, signed a Stock Purchase Agreement whereby J.R.S would sell 526,250 shares of pre-reverse split Common Stock, 12,000,000 shares of pre-reverse split Class A Common Stock and 1,000,000 shares of its then pre-reverse split Series A Preferred Stock. The purchase price for these shares was $125,000. These shares, after conversion to all Common Stock and reflective of the 21:1 reverse stock split in April 2004, equaled 644,017 shares. This transaction closed in escrow on January 22, 2004, with the condition to closing that we filed Form 10KSB for the fiscal year ending December 31, 2003. J.R.S. retained 2,381 Common Shares (after the reverse split), representing .2 percent of the then outstanding common shares and Somerset became our controlling shareholder, owning approximately 62 percent of our outstanding shares, as we filed the Form 10KSB and the shares were released from escrow. Prior to the acquisition of our shares, Somerset-NJ had no relationship with us and our name at that time of the acquisition was ORS Automation, Inc. Pursuant to the acquisition, Somerset NJ became our principal shareholder and we changed our name to Somerset International Group, Inc.(Delaware)

On February 27, 2004, we entered into an Agreement and Plan of Merger with Somerset-NJ, which closed on July 1, 2004, and issued a total of 4,063,823 shares of our common stock valued at $609,583, to the shareholders of Somerset-NJ in exchange for all of the issued and outstanding shares of Somerset-NJ. John X. Adiletta, currently our sole officer and director, and Paul Patrizio, formerly our Chief Financial and Director, were the principal shareholders of both us and Somerset-NJ at the time of the merger and each received 1,800,000 shares of our common stock pursuant to the merger.

In April 2004, Somerset-New Jersey converted its Class A Common Stock and Series A Preferred Stock into an equal number of shares of the Company’s Common Stock. The Company then effected a 21 to 1 reverse stock split of all of its common shares.

On September 30, 2004, we approved the issuance of 200,000 shares of restricted common stock to Paul Patrizio and 200,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $100,000 in accrued compensation owed to Paul Patrizio and to John X. Adiletta at the rate of $0.50 per share. This is based upon annual salaries of $250,000 for each officer. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Paul Patrizio and John X. Adiletta, our sole officer and director, personally guaranteed a one year $175,000 promissory note issued to George and Mary Lou Berry on January 5, 2005, bearing an interest rate of 12%. This note is convertible into shares of our common stock at a conversion rate of $.25 per share for a total of 700,000 shares.

On March 10, 2005, our former officer and director Paul Patrizio agreed to return shares totaling 1,289,848, which were valued at $193,476, pursuant to the terms of his resignation as an officer and director of the Company.

The stockholder note payable was $501,764 at December 31, 2006. The note plus accrued interest matured on December 31, 2001. On July 1, 2004, the Company amended the note to add accrued interest through June 30, 2004 of $266,855 to the principal amount of $503,602. The new principal amount of the note was repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009

On December 31, 2005, we approved the issuance of 300,000 shares of restricted common stock to John X. Adiletta. These shares were issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. On May 26, 2006, we approved the issuance of 171,785 shares of restricted common stock to Mr. Adiletta as full payment for an advance of $34,357 by Mr. Adiletta. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 30, 2006, the Company approved the issuance of 171,785 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares are being issued based on the conversion of $34,357 in advances owed to John X. Adiletta at the rate of $0.20 per share.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 29, 2006, the Company approved the issuance of 175,000 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares are being issued based on the conversion of $35,000 in expenses owed to John X. Adiletta at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation paid by Somerset during the fiscal years ended December 31, 2006, 2005 and 2004 in all capacities for the accounts of the Chief Executive Officer (CEO) and Chief Financial Officer (CFO).

Name and Principal Position	Year	Annual Compensation	Restricted Stock Awards
John X. Adiletta, CEO (2) (3)	2006	$302,500	0
	2005	$290,000	0
	2004	$197,039	0

Paul L. Patrizio (1) (2)	2005	$0
	2004	$194,211	0

(1)	Paul L. Patrizio resigned as Executive Vice President, Principal Financial Officer, Secretary and Director on March 11, 2005
(2)

In 2004, John X. Adiletta and Paul Patrizio were entitled to salaries of $250,000 in accordance with their employment agreements dated January 6, 2004. On December 31, 2004, Mssrs. Adiletta and Patrizio signed an agreement waiving their salary and other expenses for the period from October 1, 2004 through March 31, 2005. On October 4, 2004, we issued 200,000 shares of our restricted common stock to both Mr. Patrizio and Mr. Adiletta. These shares were issued for accrued salary of $100,000 and were valued at $.50 per share. This accrued salary was for approximately 4.8 months based on their salaries of $250,000 for the year.

(3)

In 2005, John X. Adiletta was entitled to a salary of $275,000 and a bonus of $75,000 in accordance with his employment agreement dated January 6, 2004. On December 31, 2004, Mssrs. Adiletta and Patrizio signed an agreement waiving their salary and other expenses for the period from October 1, 2004 through March 31, 2005. On December 31, 2005, we issued 300,000 shares of our restricted common stock to Mr. Adiletta. These shares were issued for accrued salary of $150,000 and were valued at $.50 per share. This accrued salary was for approximately 6.5 months based on his salary of $275,000 for the year.

Directors do not receive any monetary remuneration for their services as such.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

John X. Adiletta, our President and CEO, entered into an employment Agreement with Somerset-NJ in January 2004, pursuant to which he currently receives a base salary of $250,000 (subject to a minimum upward adjustment of 10% annually). Pursuant to our merger with Somerset-NJ we assumed the obligations set forth in the employment agreement. Mr. Adiletta is also eligible for such bonus compensation as may be determined by the Board of Directors from time to time, as well as a bonus of five percent (5%) of the earnings before interest, depreciation, and amortization based on our audited consolidated results. The employment agreement terminates on December 31, 2009. The agreement contains non-competition and termination non-solicitation provisions which survive the termination of Mr. Adiletta’s employment for one year. In the event of termination of employment without cause, the agreement provides that we shall: (1) pay Mr. Adiletta severance equaling the greater of the balance of the term of the agreement or one year’s salary, (2) provide to Mr. Adiletta certain medical (including disability) and vacation benefits; and (3) within 3 months of termination, pay to Mr. Adiletta an amount equal to the bonus paid to Mr. Adiletta in the preceding year under the agreement. In the event of a change of control, as defined in the agreement, Mr. Adiletta may at his election, at any time within one year after such event, terminate the agreement with 60 days prior written notice. Upon such termination, Mr. Adiletta is entitled to: (1) a lump-sum severance payment equal to 200% of Mr. Adiletta’s annual salary rate in effect as of the termination, or if greater, such rate in effect immediately prior to the change in control of Somerset, (2) an amount equal to 200% of his bonus for the previous year; and (3) for a eighteen (18) month period after such termination certain disability, accident and group health insurance benefits.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS

Page

Consolidated Balance Sheet (Unaudited) – September 30, 2007	46

Unaudited Consolidated Statements of Operations for the Three	47
and Nine Months Ended September 30, 2007 and 2006

Unaudited Consolidated Statements of Cash Flows for the Nine	48
Months Ended September 30, 2007 and 2006

Notes to Consolidated Financial Statements (unaudited)	49

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

ASSETS
Current Assets:
Cash	$95,937
Accounts receivable, net	874,245
Inventories	460,465
Prepaid expenses	45,108
Deposits	9,554
Total Current Assets	1,485,309
Property and equipment, net	25,080
Other Assets:
Non compete covenant, net	86,173
Customer lists, net	1,762,615
Distribution agreement, net	63,979
Software, net	29,801
Goodwill	2,200,355
Total other assets	4,142,923
TOTAL ASSETS	$5,653,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$802,782
Promissory notes payable	369,000
Convertible debenture, current maturities	110,000
Stockholder note payable, current maturities	178,571
Accrued interest payable	190,717
Deferred revenue	103,213
Seller notes	502,500
Total Current Liabilities	2,256,783
Convertible debenture, net of current maturities and
debt discount	2,402,084
Stockholder note payable, net of current maturities	253,303
TOTAL LIABILITIES	4,912,170
Stockholders’ Equity:
Common Stock, 200,000,000 shares authorized,	20,858
$.001 par value, 20,858,655 shares issued and
outstanding
Capital in excess of par value	31,164,080
Accumulated deficit	(30,443,796)
Total Stockholders’ Equity	741,142
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,653,312

The Notes to Consolidated Financial Statements are an integral part of this Statement.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDING SEPTEMBER 30, 2007 AND 2006

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Equipment Sales	$853,988	$158,643	$1,024,037	$357,241
Installation Revenues	35,057	85,315	500,163	320,700
Subscription Revenues	--	38,441	--	156,443
Maintenance Revenues	392,260	191,694	875,170	546,585
Total revenues	1,281,305	474,093	2,399,370	1,380,969
Costs of goods sold
Material cost of systems sold	472,452	61,919	560,570	160,100
Overhead cost	135,976	72,140	281,509	191,764
Install and service costs	150,295	123,878	421,914	390,518
Engineering and development	37,160	40,454	117,869	121,584
Total costs of goods sold	795,883	298,391	1,381,862	863,966
Gross Margin	485,422	175,702	1,017,508	517,003
Selling, general, and administrative expenses
Selling and marketing expense	89,062	48,978	206,336	123,041
General and adminstrative expense	487,783	266,349	1,088,674	883,889
Amortization expense	166,969	62,474	289,274	187,422
Depreciation expense	3,987	1,875	7,605	5,625
Total selling, general, and administrative expenses	747,801	379,676	1,591,889	1,199,977
Loss from operations	(262,379)	(203,974)	(574,381)	(682,974)
Other (Expense)
Debt discount expense	--	--	(24,000)	--
Interest expense (net)	(110,782)	(40,859)	(284,990)	(125,685)
Total other (expense)	(110,782)	(40,859)	(308,990)	(125,685)
Loss before income taxes	(373,161)	(244,833)	(883,371)	(808,659)
Provision for income taxes	44	--	2,505	550
Net Loss	$(373,205)	$(244,833)	$(885,876)	$(809,209)
Dividends on preferred stock	89,582	89,582	268,746	268,746
Net loss attributable to common stockholders	$(462,787)	$(334,415)	$(1,154,622)	$(1,077,955)
Basic and diluted net loss per common share	$(0.04)	$(0.05)	$(0.14)	$(0.17)
Weighted Average Number of Common Shares	10,949,552	6,649,709	8,357,033	6,282,877

The Notes to Consolidated Financial Statements are an integral part of these statements.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2007 AND 2006

	2007	2006
Cash Flows From Operating Activities:
Net Loss	$(885,876)	$(809,209)
Adjustments to reconcile net loss to
net cash provided by operating activities:
Amortization	289,274	187,422
Depreciation	7,605	5,625
Stock issued for services	31,924	120,000
Stock issued for note payable extensions	10,000	--
Amortization of debt discount	24,000	--
Changes in operating assets and liabilities:
Accounts receivable	(29,373)	27,983
Inventories	17,217	65,835
Other current assets	40,975	(9,958)
Accounts payable and accrued expenses	(265,916)	334,579
Accrued interest payable	152,518	80,910
Employment contracts payable	(12,264)	(31,847)
Deferred revenue	(40,081)	7,809
Net Cash (Used) by Operating Activities	(659,997)	(20,851)
Cash Flows From Investing Activities:
Purchase of fixed assets	(18,453)	--
Acquisition of subsidiary, net	1,000	--
Net Cash (Used) by Investing Activities	(17,453)	--
Cash Flows From Financing Activities:
Payment of stockholders note payable	(69,890)	(91,568)
Payment of promissory notes	(395,821)	--
Payment of seller notes	(102,500)	--
Proceeds from insurance on vehicle	--	10,382
Proceeds from issuance of stock	--	65,000
Proceeds from issuance of promissory notes	95,000	--
Cash received from attorney’s escrow from Dutchess Financing	1,245,000	--
Net Cash Provided (Used) by Financing Activities	771,789	(16,186)
Net Change in Cash	94,339	(37,037)
Cash at Beginning of the Period	1,598	41,487
Cash at End of the Period	$95,937	$4,450
Non Cash Investing and Financing Activities:
Accrual of preferred stock dividends	$268,746	$268,746
Stock issued for officer loan	$--	$69,357
Seller notes acquired in business combination	$605,000	$--
Stock sold in business combination	$100,000	$--
Debt converted to common stock	$487,928	$--
Proceeds from Dutchess deposited into attorney’s escrow account, net of fees	$2,495,000	$--
Investment in Meadowlands and Vanwell paid from attorney’s escrow account	$1,250,000	$--
Series A preferred stock Converted to common stock	$3,972,880	$--

The Notes to Consolidated Financial Statements are an integral part of these statements.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1 - Business and Basis of Presentation:

A.

Nature of the Business:

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises – from personal safety to information security – and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure System, Inc., (“Secure”), a New Jersey corporation, which provides wireless security products and services marketed throughout the United States. The acquisition was completed on March 11, 2005.  On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure, our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.  Meadowlands specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment.  Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey.

B.

Basis of Presentation:

The unaudited consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The unaudited interim consolidated financial statements as of September 30, 2007 and 2006 reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of its financial position as of September 30, 2007 and the results of its consolidated operations and its consolidated cash flows for the nine month periods ended September 30, 2007 and 2006.

The Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of results for the full year.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue which is adequate to cover its administrative costs for a period in excess of one year and allow it to continue as a going concern.  Management is actively involved in exploring additional business opportunities which they believe will allow the Company to increase shareholder’s value and allow it to continue as a going concern. The Company will require financing to fund its current operations and will require additional financing to acquire or develop other business opportunities.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 - Significant Accounting Policies

A.

Cash

The Company’s policy is to include highly liquid investments with original maturities of three months or less, as cash equivalents.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

B.

Accounts Receivables

Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Accounts receivables are stated at the amount billed to the customer.  Interest is not billed or accrued.  Accounts receivables in excess of 90 days old are considered delinquent.  Payments to accounts receivables are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the oldest invoice.  The Company has an allowance for doubtful accounts of $34,658 as of September 30, 2007 based on its historical collectability.

C.

Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements are stated at cost.  Depreciation is provided on a straight-line method over the estimated useful lives of the assets ranging from two to seven years.  Leasehold improvements are depreciated over the lesser of their useful lives or the term of the lease.  Expenditures for maintenance and repairs are charged to expense as incurred.

D.

Concentration of Credit Risk:

The Company maintains its cash in bank accounts at high credit quality financial institutions.  The balances, at times, may exceed federally insured limits.

Currently, Secure System, Inc. has four customers which accounted for all of their revenues. Meadowlands has approximately 200 accounts which accounted for all of their revenues.  While our goal is to diversify Secure’s customer base, Secure expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenues for the foreseeable future. Significant reductions in sales to any of our customers may have a material adverse effect on us by reducing our revenues and our gross margins.

E.

Estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures including the disclosure of contingent assets and liabilities.  Accordingly, actual results could differ from those estimates.

F.

Income Taxes:

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company’s various income tax returns for the year reported. The Company’s deferred tax items are deferred compensation and net operating loss carryforwards, and other deferred tax assets have been offset by a valuation allowance for the same amount.

G.

Fair Value of Financial Instruments:

The carrying amounts of cash, accounts receivable, accounts payable, promissory notes payable, and stockholder note payable approximate fair value because of the terms of these items.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

H.

Reclassifications:

Certain reclassifications were made to the 2006 financial statements in order to conform to the 2007 financial statement presentation.  Such reclassifications had no effect on the prior reported net loss.

I.

Principles of Consolidation:

The consolidated financial statements include the operations of Somerset International, Inc., its wholly owned subsidiary, Secure System, Inc., and Secure System Inc.’s wholly owned subsidiaries Meadowlands Fire, Safety, and Electrical Supply Co., Inc., and Vanwell Electronics Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

J.

Stock Based Compensation and Stock Sales:

Stock and warrants issued for employee compensation services have been determined based on the value of the instrument issued at date of issuance for such services.  In addition, during 2006 and 2007 the Company issued warrants as part of certain sales of common stock.  The value of these warrants has been included in additional paid in capital as part of the value of the overall stock sale.

K.

Revenue Recognition:

Installation, subscription and maintenance revenues include installation of equipment and testing at customer sites, fees for leased wireless equipment, and fees for equipment maintenance. These revenues are recognized as the services are performed, or ratably over time in the case of fees that may be billed quarterly or semi-annually in advance. Revenues related to pre-billed services are deferred until the service is provided and thereby earned. Equipment revenue is recognized when the equipment is delivered to the customer. The Company recognizes revenue only when persuasive evidence of an arrangement exists, when delivery of merchandise has occurred or services have been rendered, the fee is established and is determinable and collection is reasonably assured.

L.

 Inventory:

Inventory consists primarily of parts and work in process products held for sale.  Inventory, at year end, is stated at the lower of cost or market, with cost being determined on a first in/first out basis.  In accordance with APB 28 14(a), the Company uses estimated gross profit rates to determine costs of goods sold during interim periods. This is different than the method used at annual inventory dates. The Company performs physical inventory counts when calculating year end inventory values. Historically, this has not resulted in any material adjustment to the cost of goods sold.

M.

 Loss Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, “Earnings per Share” (SFAS 128), and utilizes guidance provided by SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted earnings per share is determined in the same manner as basic earnings per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method. As the Company had a net loss, the impact of the assumed exercise of the stock options and warrants is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share. For the periods ended September 30, 2007 and 2006, 3,047,514 and 5,108,333 of common stock equivalent shares were excluded from the computation of diluted net loss per share which consisted of 280,000 and 115,000 shares under warrants, approximately 1,726,667 and 4,993,300 shares pursuant to convertible debt agreements, and approximately 1,040,847 shares pertaining to warrant and convertible debt issued in connection with the Dutchess agreement.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

N.

Goodwill and Intangible Assets:

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test. Intangible assets with finite useful lives related to software, customer lists, covenant not to compete and other intangibles are being amortized on a straight-line basis over the estimated useful life of the related asset, generally three to seven years.

O.

Recoverability of Intangible and Other Long Lived Assets:

In accordance with SFAS No.142, the Company reviews the carrying value of goodwill and intangible assets with indefinite lives annually or earlier in certain circumstances as required. The Company measures impairment losses by comparing carrying value to fair value. Fair value is determined using a price to sales multiple of comparable companies.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets used in operations are reviewed for impairment whenever events or change circumstances indicate that carrying amounts may not be recoverable. For such long-1ived assets, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between carrying amount and fair value.

 Note 3 – Stockholders Equity

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the preferred stock of the Company has a par value of $.001 per share and 100,000,000 shares have been authorized to be issued. No shares of preferred stock were issued or outstanding at September 30, 2007.

Under the Amended Restated Certificate of Incorporation dated February 24, 2004, the common stock of the Company has a par value of $.001 per share and 200,000,000 shares have been authorized to be issued.

On October 24, 2006, the Company entered into an Investment Agreement (the “Agreement”) with Dutchess Private Equities Fund, LP (“Dutchess”) to provide the Company with an equity line of credit. Pursuant to this Agreement, at the Company’s option, Dutchess is contractually obligated to purchase up to $5,000,000 of the Company’s Stock over the course of thirty-six (36) months (“Line Period”), however, such purchases of our shares are contingent upon a registration statement covering such shares being declared effective (“Effective Date”). Such purchases shall be set at 94% of the lowest closing bid of the Company’s common stock during the pricing period as defined in the agreement.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

In January 2007, the Company approved the issuance of 50,000 shares of common stock for consulting services rendered at $.20 per share.  The stock was issued on January 22, 2007.

In March 2007, the Company approved the issuance of 60,000 shares of common stock in accordance with an investment agreement rendered at $.10 per share.  The stock was issued on March 8, 2007.

In May 2007, the Company approved the issuance of 84,700 shares of common stock in accordance with an investment agreement rendered at $.188 per share.  The stock was issued on May 30, 2007.

In June 2007, the Company approved the issuance of 50,000 shares of common stock pursuant to a convertible promissory note and a common stock purchase warrant agreement to purchase 50,000 shares of common stock.  The stock was issued on June 15, 2007.  The Company recorded a debt discount and beneficial conversion feature in the amount of $24,000 which is fully amortized as of June 30, 2007.

In June 2007, the Company approved the issuance 50,000 shares in consideration of a waiver provided to the Company pursuant to a recent financing.  The stock was issued on June 15, 2007.  The value of the shares was $10,000 and charged to interest expense.

In June 2007, the Company approved the issuance of 666,666 shares pursuant to a stock purchase agreement  (Note 9).

In June and July 2007, the Company approved the issuance of 3,031,413 shares of common stock for the conversion of outstanding convertible notes and accrued interest to the Company amounting to approximately $488,000.

In September 2007, the Company approved the issuance of the 9,932,200 shares of common stock for the conversion of $3,972,880 outstanding preferred shares of the Company.

Note 4 – Series A Convertible Redeemable Preferred Stock

As of September 30, 2007, no shares of Series A Redeemable Convertible Preferred Stock are issued and outstanding.

On September 28, 2007, in accordance with the terms of the Series A Preferred Stock, all of the holders of preferred stock converted such stock to common stock.

Note 5 - Related Party Transactions

The balance of the stockholder note payable was $431,874 at September 30, 2007. The original stockholder note was partially repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009.

The seller convertible note payable was $147,500 at September 30, 2007.  The principal amount is repaid without interest with monthly payments commencing July 31, 2007 and ending June 30, 2008.

The seller promissory note payable was $355,000 at September 30, 2007.  The principal amount is repaid without interest and is due March 31, 2008.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 6 - Recent Accounting Pronouncements

We adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes", and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements or adjustments to our deferred tax assets and related valuation allowance. Our evaluation was performed for the tax years ended December 31, 2003, 2004, 2005 and 2006, the tax years which remain subject to examination by major tax jurisdictions as of September 30, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company’s financial condition or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” which is effective for fiscal years beginning after November 15, 2007. This statement permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. We are currently evaluating the potential impact of this statement.

Note 7 - Promissory Notes Payable

On January 17, 2004, Somerset-New Jersey closed a $175,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance. In addition to the agreement to repay the Note and interest, the investor received a 10% ownership interest in Somerset-New Jersey. As a result of this transaction, Somerset-NJ recorded a debt discount of $3,500, which was amortized over the life of the bridge financing agreements. This Note was extended to December 31, 2005.  These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 29, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. As part of the agreement, the investor was to receive 100,000 shares of the Company’s Common Stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005.  These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.  As of September 30, 2007, $45,000 of principal amount and all accrued interest has been converted to common stock.  A cash payment of $55,000 was subsequently paid on the remaining principal balance.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On June 25, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. In addition to the repayment of the Note and interest, the investor received 100,000 shares of the Company’s Common Stock. This stock was valued at $15,000. As a result of this transaction, the Company has recorded a Debt Discount of $15,000, which was amortized over the life of the Promissory Note Payable, which was one year. The Company has agreed to register the Common Stock with the Securities and Exchange Commission the later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005.  These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received nine month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock, valued at $.30 per share. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 12, 2005. The registration statement was filed on September 12, 2005. This stock was issued on March 11, 2005. These Notes were extended to December 11, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $151,200 and was recorded as a debt discount with a corresponding increase to equity. The total discount of $151,200 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.  As of September 30, 2007, $430,000 of principal amount and all related accrued interest has been converted to common stock in accordance with the terms of the private placement in addition to cash payments of $175,000.

On April 1, 2005, a private placement to an accredited investor was completed in the amount of twenty thousand dollars ($20,000) with interest payable at twelve (12%) percent per annum. This investor received a nine month Convertible Secured Promissory Note in the amount of $20,000 and was issued 20,000 shares of the Company’s common stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 30, 2005. This stock was issued on April 1, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $6,000 and was recorded as a debt discount with a corresponding increase to equity. The total discount of $6,000 was amortized over the original life of the loan, and is fully amortized as of December 31, 2005. The Note is convertible at any time at the holder’s option into common stock at $0.15 per share.

On November 15, 2006, the Company closed a $50,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or nine months from date of issuance, with a minimum of one year’s interest to be paid. As part of the agreement, the investor was to receive 25,000 shares of the Company’s Common Stock. The total value of the shares issued and the corresponding discount that was created as a result of the issuance of the shares in connection with the convertible notes totaled $5,000 and has been recorded as a debt discount with a corresponding increase to equity. The Company has agreed to piggyback registration rights for the Common Stock. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.  As of September 30, 2007, $50,000 of principal amount and all related accrued interest had been paid.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On April 2, 2007, the Company closed a $45

,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or nine months from date of issuance, with a minimum of one year’s interest to be paid. As part of the agreement, the investor was issued a common stock purchase warrant for 90,000 shares. The warrants have a term of three years and exercise prices of $.20 if exercised within the twelve months from the issue date, $.30 if exercised within 12 months to 24 months from the issue date; and $.40 if exercised within 24 months to 36 months from the issue date. The Company has agreed to piggyback registration rights for the Common Stock. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.  Such note and warrant were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.  The Company has concluded that debt discount related to the issuance of warrant and conversion features is insignificant.  As of September 30, 2007, $45,000 of principal amount and all related accrued interest had been paid.

On June 15, 2007, Dutchess Private Equities Fund, Ltd. (the “Investor”) purchased a convertible debenture (“Debenture”) from us for $2,700,000 (“Face Amount”) which has a five-year term and bears annual interest at 12%.  The proceeds of the Debenture have been placed into escrow and were dispersed in July 2007 subsequent to the successful closing of the previously announced acquisition.  Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first nine months after closing on the acquisition.  The first payment is due within thirty (30) days of Closing.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 6 thru 12, we must pay $15,000 per month, for months 13 thru 18 we must pay $35,000 per month, for months 19 thru 24 we must pay $45,000, for month 25 thru month 25 we must pay $75,000 per month and on month 36 all amounts then current will be due payable.  In conjunction with the Debenture, we have also issued to the Investor a warrant to purchase a number of shares of 13,500,000 with a strike price equal to $.12 per share.  The warrants have a term of five years from the date of issuance.   The Investor may convert the Face Amount into common shares at a conversion rate of the lesser of either (a) the maximum conversion price of $.20 per share of our common stock, or (b) 75% of the lowest closing bid price of our common stock during the immediately preceding ten (10) business days at the time of each conversion.  In addition, the Company paid proceeds to Dutchess totaling $205,000, which was recorded as a debt discount with a corresponding increase to equity. Such discount will amortized over the life of the loan.  Debt discount related to the warrants and beneficial conversion features were insignificant to these financial statements.  Management determined that amortization as of September 30, 2007 was not significant.

On June 15, 2007, the Company closed a $50,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or nine months from date of issuance, with a minimum of one year’s interest to be paid. As part of the agreement, the investor was to receive 50,000 shares of the Company’s common stock and a three year warrant to purchase an additional 50,000 shares of our common stock at a strike price of $.12 per share. The Company has agreed to piggyback registration rights for the Common Stock. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share. The total value of the shares and warrant issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $24,000 and was recorded as a debt discount with a corresponding increase to equity. The total discount of $24,000 was amortized over the original life of the loan, and is fully amortized as of June 30, 2007.   As of September 30, 2007, $50,000 of principal amount and all related accrued interest had been paid.

Effective June 30, 2007, the Company issued a $250,000 Convertible Promissory Note pursuant to a stock purchase agreement between Secure System, Inc., a wholly owned subsidiary of the Company and the sellers. Pursuant to such note, there is no interest and the principal is to be paid in twelve monthly installments commencing August 1, 2007. These notes are convertible at any time at the holder’s option into common stock at $0.40 per share.  Management has determined that imputed interest related to this note is not significant to these financials.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Effective September 30, 2007, the Company issued a $355,000 Promissory Note pursuant to a stock purchase agreement between Secure System, Inc., a wholly owned subsidiary of the Company and the sellers. Pursuant to such note, there is no interest and the principal is to be paid on March 31, 2008.  Management has determined that imputed interest related to this note is not significant to these financials.

Current Debt at September 30, 2007

Jan 2004 Note -	$175,000
Jun 2004 Note -	100,000
Mar 2005 Notes -	74,000
Apr 2005 Note -	20,000
sub - Total -	369,000
Stockholder Note -	178,571
Seller Notes -	502,500
Convertible Debenture -	110,000
sub - Total -	1,160,071

Long Term Debt:

Stockholder Note -	253,303
Convertible Debenture -	2,590,000
Debt Discount, net	(187,916)
Total debt -	$3,815,458

Note 8 - Commitments

The Company has entered into an employment agreement with the President and CEO that became effective January 6, 2004. The employment agreement has a term of five years. In the event of termination of employment without cause, the agreement provides that the Company shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary.

Secure leases its facility on a year to year basis at a monthly rent of $4,821.

Meadowlands leases its facility on a year to year basis at a monthly rent of $3,450.

The employment agreements resulting from the March 11, 2005 business combination requires payments of approximately $6,000 per month until July 2007.

The employment agreement resulting from the June 30, 2007 acquisition requires payments of approximately $12,500 per month until March 2008.

Note 9 - Acquisition Agreement

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure, our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.  Meadowlands specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment.  The results of operations for the acquired entity will be included in consolidated statements of operations beginning July 1, 2007.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

             The preliminary allocation of the total purchase price of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., and Vanwell Electronics, Inc.’s net tangible and identifiable assets was based on their estimated fair value as of June 30, 2007. Adjustments to these estimates will be included in the allocation of the purchase price of Meadowlands Fire, Safety, and Electrical Supply Co., Inc. and Vanwell Electronics, Inc., if the adjustment is determined within the purchase price allocation period of up to twelve months. The total purchase price of $1,955,000 has been allocated as follows:

Customer list	$1,210,000
Distribution agreement	73,120
Tangible assets acquired and liabilities assumed:
Other current assets	927,974
Non-current assets	5,447
Accounts payable and accrued liabilities	(261,541)
Total purchase price	$1,955,000

The $1,955,000 purchase price was paid as follows:

Cash	$1,250,000
Seller note	250,000
Common stock	100,000
Promissory note	355,000

Total purchase price	$1,955,000

Amortization related to the customer list and distribution agreement is approximately $170,000 per year for te next 5 years.

The following un-audited pro-forma summary presents the results of operations as if the Meadowlands and Vanwell acquisition described above had occurred as of the beginning of each of the periods presented below and is not necessarily indicative of the results that would have occurred had the transactions been completed as of that date or results that may occur in the future.

Pro-forma results for the nine months ended 2006 and nine months ended 2007 are as follows:

		September 30, 2006	September 30, 2007

Total revenues		$3,591,859	$3,867,800

Net loss		$(1,090,814)	$(808,017)

Basic net loss per share -	$	( .17)	$(.10)

Diluted net loss per share -		$(.17)	$(.10)

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 10- Segments

The Company's operations are classified into three principal reportable segments that provide different products or services.  Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

Segment one is the operating Company for the other segments, and generates its revenue from an intercompany management fee.  Segment two generates its revenue from a wireless security device.  Segment three generates its revenue from fire safety devices.

	Somerset International Group	Secure	Meadowlands		Eliminations	Total

Revenue	$18,032	$1,588,950	$810,420		$(18,032)	$2,399,370

Interest Expense	$157,319	$31,286	$96,385		$-	$284,990

Depreciation & Amortization	$17,084	$32,517	$2,178		$245,100	$296,879

Net (income) loss	$924,730	$2,091	$(40,945)	$		$885,876

Assets	$5,058,847	$2,628,654	$991,848		$(3,026,037)	$5,653,312

Note 11 – Subsequent Events

Effective October 1, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Somerset purchased all the shares of Fire Control Electrical Systems, Inc., a New Jersey corporation (collectively “Fire Control”) from Vincent A. Bianco and Opie F. Brinson, being all of the shareholders of Fire Control.  Pursuant to the Agreement, Somerset acquired Fire Control whereby Fire Control became a wholly owned subsidiary of Somerset.  Fire Control specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment.  The results of operations for the acquired entity will be included in consolidated statements of operations beginning October 1, 2007.  The purchase was financed through the use of some of the proceeds of the November 12, 2007 convertible debenture described below.

On November 12, 2007, Dutchess Private Equities Fund, Ltd. (the “Investor”) purchased a convertible debenture (“Debenture”) from us for $1,350,000 (“Face Amount”) which has a five-year term and bears annual interest at 12%.  Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first two months after closing on the acquisition.  The first payment is due within thirty (30) days of Closing.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 3 thru 9, we must pay $8,000 per month, for months 10 thru 15 we must pay $15,000 per month, for months 16 thru 21 we must pay $20,000, for month 22 thru month 30 we must pay $30,000 per month, for month 31 thru month 35 we must pay $40,000 per month and on month 36 all amounts then current will be due payable.  In conjunction with the Debenture, we have also issued to the Investor a warrant to purchase a number of shares of 5,000,000 with a strike price equal to $.05 per share.  The warrants have a term of five years from the date of issuance.   The Investor may convert the Face Amount into common shares at a conversion rate of the lesser of either (a) the maximum conversion price of $.10 per share of our common stock, or (b) 75% of the lowest closing bid price of our common stock during the immediately preceding ten (10) business days at the time of each conversion.  In addition, the Company paid proceeds to Dutchess totaling $150,000, which was recorded as a debt discount with a corresponding increase to equity. Such discount will amortized over the life of the loan.

 INDEX TO FINANCIAL STATEMENTS

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Page

Report of Independent Registered Public Accounting Firm	61

Consolidated Balance Sheet	62
December 31, 2006

Consolidated Statements of Operations	63
For the Years Ended December 31, 2006 and 2005

Consolidated Statements of Stockholders' Deficit	64-65
For the Years Ended December 31, 2006 and 2005

Consolidated Statements of Cash Flows	66
For the Years Ended December 31, 2006 and 2005

Notes to Consolidated Financial Statements	67-

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Somerset International Group, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Somerset International Group, Inc. and Subsidiary as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Somerset International Group, Inc. and Subsidiaries as of December 31, 2006, and the consolidated results of their operations and their cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company had net losses for the years ended December 31, 2006 and 2005 of approximately $1,137,000 and $1,037,000, respectively, an accumulated deficit of approximately $29,289,000 and a stockholders’ deficit of $2,731,000 as of December 31, 2006 and the Company utilized net cash in operating activities of approximately $36,000 for the year then ended. In addition, at December 31, 2006, the Company had a working capital deficit of $1,848,000. Management’s plan with respect to this matter are discussed in Note B and include plans for additional financing to fund its current operations and additional financing to acquire or develop other business opportunities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C
Somerville, New Jersey
April 2, 2007

.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2006

ASSETS
Current Assets:
Cash	$1,598
Accounts receivable	161,425
Inventories	296,452
Prepaid expenses	23,786
Deposits	9,554
Total Current Assets	492,815
Property and equipment, net	8,785
Other Assets:
Non compete covenant, net	107,939
Customer Lists, net	734,921
Software, net	83,453
Goodwill	2,200,355
Total other assets	3,126,668
TOTAL ASSETS	$3,628,268
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$889,953
Promissory notes payable	949,000
Stockholder note payable, current maturities	187,927
Employment contracts payable	6,939
Accrued interest payable	246,948
Deferred revenue	60,497
Total Current Liabilities	2,341,264
Stockholder note payable, net of current maturities	313,837
TOTAL LIABILITIES	2,655,101
Convertible redeemable preferred stock	3,704,134
Stockholders’ Deficit:
Common Stock, 200,000,000 shares authorized,
$.001 par value, 6,933,676 shares issued and outstanding	6,934
Capital in excess of par value	26,551,273
Accumulated deficit	(29,289,174)
Total Stockholders’ Deficit	(2,730,967)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,628,268

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Revenues
Equipment Sales	$440,089	$419,928
Installation Revenues	375,733	365,243
Subscription Revenues	156,443	190,324
Maintenance Revenues	768,126	564,065
Total revenues	1,740,391	1,539,560
Costs of goods sold
Material cost of systems sold	166,084	162,719
Overhead cost	255,126	212,732
Install and service costs	508,121	505,696
Engineering and development	162,919	120,867
Total costs of goods sold	1,092,250	1,002,014
Gross Margin	648,141	537,546
Selling, general, and administrative expenses
Selling and marketing expense	170,494	102,805
Gen and admin expense	1,201,295	941,369
Depreciation expense	6,471	12,089
Amortization expense	244,616	203,850
Total selling, general, and administrative expenses	1,622,876	1,260,113
Loss from operations	(974,735)	(722,567)
Other Income (Expense)
Amortization of debt discount	--	(167,914)
Interest expense	(170,444)	(144,681)
Other income, net.	8,820	--
Total other income (expense)	(161,624)	(312,595)
Loss before income taxes	(1,136,359)	(1,035,162)
Provision for income taxes	1,000	1,350
Net loss	(1,137,359)	(1,036,512)
Dividends on preferred stock	358,328	359,748
Net loss attributable to common stockholders	$(1,495,687)	$(1,396,260)
Basic and diluted net loss per common share	$(0.23)	$(0.27)
Weighted Average Number of Common Shares	6,443,763	5,262,603

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	PREFERRED STOCK		COMMON STOCK		CLASS A COMMON STOCK		CAPITAL IN		TOTAL STOCK- HOLDERS’
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE	EXCESS OF PAR	ACCUMULATED DEFICIT	DEFICIT

Balance at December 31, 2004	-	$-	5,700,044	$5,700	-	-	$25,891,130	$(26,397,227)	$(500,397)

Net Loss	-	-	-	-	-	-	-	(1,036,512)	(1,036,512)
Issuance of dividends on Redeemable Preferred Stock	-	-	-	-	-	-	-	(359,748)	(359,748)
Issuance of Common Stock as a debt discount on notes payable			504,000	504	-	-	150,696	-	151,200
Issuance of Common Stock as a debt discount on note payable	-	-	20,000	20	-	-	5,980	-	6,000
Issuance of Common Stock for services	-	-	62,500	63	-	-	15,562	-	15,625
Issuance of Common Stock for cash	-	-	125,000	125	-	-	24,875	-	25,000

Issuance of Common Stock for cash	-	-	125,000	125	-	-	24,875	-	25,000
Issuance of Common Stock for services	-	-	1,250	1	-	-	249	-	250
Issuance of Common Stock for cash	-	-	75,000	75	-	-	14,925	-	15,000
Issuance of Common Stock for compensation to officer	-	-	300,000	300	-	-	149,700	-	150,000

Return of Common Stock from officer	-	-	(1,289,848)	(1,290)	-	-	1,290	-	-

Conversion of Redeemable Preferred Stock	-	-	13,945	14	-	-	13,931	-	13,945

Balance at December 31, 2005	-	$-	5,636,891	$5,637	-	-	$26,293,213	$(27,793,487)	$(1,494,637))

See accompanying Notes to the Consolidated Financial Statements

	PREFERRED STOCK		COMMON STOCK		CLASS A COMMON STOCK		CAPITAL IN		TOTAL STOCK- HOLDERS’
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE	EXCESS OF PAR	ACCUMULATED DEFICIT	DEFICIT

Balance at December 31, 2005	-	$-	5,636,891	$5,637	-	-	$26,293,213	$(27,793,487)	$(1,494,637)

Net Loss	-	-	-	-	-	-	-	(1,137,359)	(1,137,359)
Issuance of dividends on Convertible Redeemable Preferred Stock	-	-	-	-	-	-	-	(358,328)	(358,328)
Issuance of Common Stock for services	-	-	300,000	300	-	-	59,700	-	60,000
Issuance of Common Stock and warrants for cash	-	-	50,000	50	-	-	9,950	-	10,000
Issuance of Common Stock for services	-	-	100,000	100	-	-	19,900	-	20,000
Issuance of Common Stock and warrants for cash	-	-	75,000	75	-	-	14,925	-	15,000
Issuance of Common Stock and warrants for cash	-	-	75,000	75	-	-	14,925	-	15,000
Issuance of Common Stock for services	-	-	175,000	175	-	-	34,825	-	35,000
Issuance of Common Stock for Conversion of officer advance	-	-	171,785	172	-	-	34,185	-	34,357
Issuance of Common Stock and Warrants for cash	-	-	125,000	125	-	-	24,875	-	25,000
Issuance of Common Stock for payment of an accrued liability to an officer	-	-	175,000	175	-	-	34,825	-	35,000
Issuance of Common Stock for services	-	-	25,000	25	-	-	4,975	-	5,000
Issuance of Common Stock as a debt discount on note payable	-	-	25,000	25	-	-	4,975	-	5,000

Balance at December 31, 2006	-	$-	6,933,676	$6,934	-	-	$26,551,273	$(29,289,174)	$(2,730,967)

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash Flows From Operating Activities:
Net loss	$(1,137,359)	$(1,036,512)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization of debt discount	5,000	167,914
Depreciation and amortization	251,087	215,939
Stock issued for services	120,000	15,875
Stock issued for compensation	--	150,000
Loss on disposal of vehicle	1,572	--
Changes in operating assets and liabilities:
Accounts receivable	40,823	24,237
Inventories	43,481	21,508
Other current assets	5,837	3,692
Accounts payable, accrued expenses, officer advance	515,070	249,400
Accrued interest payable	116,374	95,574
Deferred revenue	39,127	(143,125)
Employment contracts payable	(37,178)	(120,362)
Net Cash Used in Operating Activities	(36,166)	(355,860)
Cash Flows From Investing Activities:
Acquisition of subsidiary,
net of cash acquired	--	14,810
Purchase of equipment	--	(3,075)
Net Cash Provided by Investing Activities	--	11,735
Cash Flows From Financing Activities:
Payment of note payable	--	(53,503)
Proceeds from issuance of promissory notes	50,000	524,000
Proceeds from issuance of stock	65,000	65,000
Payment of stockholders note payable	(118,723)	(150,000)
Net Cash Provided by (Used in ) Financing Activities	(3,723)	385,497
Net Change in Cash	(39,889)	41,372
Cash at Beginning of the Year	41,487	115
Cash at End of the Year	$1,598	$41,487
Cash paid for:
Interest	$57,026	$49,689
Income Taxes	$1,000	$1,350
Non Cash Investing & Financing Activities:
Common stock issued in connection with
private placement of notes	$--	$157,200
Accrual of preferred stock dividends	$358,328	$359,748
Convertible redeemable preferred
stock issued in business combination	$--	$3,000,004
Conversion of convertible redeemable
preferred shares to common stock	$--	$13,945
Employment contract entered into in
connection with business combination	$--	$359,748
Stock issued to repay officer loan	$34,357	$--
Stock issued for accrued expenses owed to an officer	$35,000	$--
Debt discount recorded on note payable	$5,000	$--

See accompanying Notes to the Consolidated Financial Statements

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.

Business and Basis of Presentation

A.

Nature of the Business

Somerset International Group, Inc. (“Somerset”) was incorporated under the laws of the State of Delaware in 1968 and commenced operations in 1972. Effective December 31, 2001, Somerset (formerly known as ORS Automation, Inc.) ceased conducting operations. The decision to cease operations was made prior to the year end after our two principal customers, who accounted for substantially all of our sales, canceled all orders for products in the foreseeable future and based upon the general decline in electronics manufacturing activity. Our current activity is the acquisition of profitable and near term profitable private small and medium sized businesses that provide proprietary security products and solutions for people and enterprises - from personal safety to information security - and maximizing the profitability of our acquired entities and to act as a holding company for such entities. On July 7, 2004, we entered into a Plan and Agreement of Merger with Secure Systems, Inc., a New Jersey corporation, which provides wireless security products and services marketed throughout the United States. The acquisition was completed on March 11, 2005 (see Note 10). Our executive office is located at 90 Washington Valley Road, Bedminster, New Jersey, 07921.

B.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue which is adequate to cover its administrative costs for a period in excess of one year and allow it to continue as a going concern. Management is actively involved in exploring business opportunities which they believe will allow the Company to increase shareholder’s value and allow it to continue as a going concern. As of March 11, 2005, the Company has acquired a company that provides wireless security products (Note 10). In order to continue operations, the Company requires additional capital infusions to acquire or develop business opportunities. Management continues to search out financing opportunities to finance its operations. If management is unsuccessful in this regard, they would seek to sell or dissolve the Company. The Company had net losses for the years ended December 31, 2006 and 2005 of approximately $1,137,000 and $1,037,000, respectively, and had an accumulated deficit of approximately $29,289,000 and a stockholders’ deficit of $2,731,000 as of December 31, 2006. The Company also utilized net cash in operating activities of approximately $36,000 in 2006. In addition at December 31, 2006, the Company has a working capital deficit of $1,848,449. The Company will require financing to fund its current operations and will require additional financing to acquire or develop other business opportunities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2.

Significant Accounting Policies

A.

Accounts Receivables

 Accounts receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivables are stated at the amount billed to the customer. Interest is not billed or accrued. Accounts receivables in excess of 90 days old are considered delinquent. Payments to accounts receivables are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the oldest invoice. The Company does not have an allowance for doubtful accounts as of December 31, 2005 based on their historical collectibility.

B.

Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements are stated at cost. Depreciation is provided on a straight-line method over the estimated useful lives of the assets ranging from two-seven years. Leasehold improvements are depreciated over the lesser of their useful lives or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

C.

Concentration of Credit Risk:

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

 Secure has four customers which accounted for 100% of its revenues, accounts receivable, and deferred revenue as of and for the year ended December 31, 2006. While the goal is to diversify its customer base, Secure expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenues for the foreseeable future. Significant reductions in sales to any of its customers may have a material adverse effect by reducing revenues and gross margins.

D.

Estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures including the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

E.

Income Taxes:

Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company’s various income tax returns for the year reported.

The Company’s deferred tax items are accrued compensation and net operating loss carryforwards, which have been offset by a valuation allowance for the same amount.

F.

Fair Value of Financial Instruments:

The carrying amounts of cash, accounts payable, and promissory notes payable approximate fair value because of the short maturity of these items. It is not practical to estimate the fair value of the stockholder note payable due to its related party nature.

G.

Reclassifications:

Certain reclassifications were made to the 2005 financial statements in order to conform to the 2006 financial statement presentation. Such reclassifications had no effect on the prior year net loss.

H.

Principles of Consolidation:

The consolidated financial statements include the operations of Somerset International, Inc. and its wholly owned subsidiary, Secure System, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

I.

Stock Based Compensation and Stock Sales:

Stock and warrants issued for employee compensation services have been determined based on the value of the instrument issued at date of issuance for such services. In addition, during 2006 the Company issued warrants as part of certain sales of common stock. The value of these warrants has been included in additional paid in capital as part of the value of the overall stock sale.

J.

Revenue Recognition:

Installation, subscription and maintenance revenues include installation of equipment and testing at customer sites, fees for leased wireless equipment, and fees for equipment maintenance. These revenues are recognized as the services are performed, or ratably over time in the case of fees that may be billed quarterly or semi-annually in advance. Revenues related to pre-billed services are deferred until the service is provided and thereby earned. Equipment revenue is recognized when the equipment is delivered to the customer. The Company recognizes revenue only when persuasive evidence of an arrangement exists, when delivery of merchandise has occurred or services have been rendered, the fee is established and is determinable and collection is reasonably assured.

K.

 Inventory:

Inventory consists primarily of parts and work in process products held for sale. Inventory is stated at the lower of cost or market, with cost being determined on a first in/first out basis.

L.

Loss Per Share:

The Company computes net loss per share under the provisions of SFAS No. 128, “Earnings per Share” (SFAS 128), using the guidance of SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic loss per share is computed by dividing the Company’s net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share excludes potential common shares if the effect is anti-dilutive. Diluted loss per share is determined in the same manner as basic loss per share except that the number of shares is increased assuming exercise of dilutive stock options and warrants using the treasury stock method. As the Company had a net loss, the impact of the assumed exercise of the warrants is anti-dilutive and as such, these amounts have been excluded from the calculation of diluted loss per share. For the years ended December 31, 2006 and 2005, 140,000 and 75,000 of common stock equivalent shares in the form of warrants were excluded from the computation of diluted net loss per share.

M.

Goodwill and Intangible Assets:

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test. Intangible assets with finite useful lives related to software, customer lists, covenant not to compete and other intangibles are being amortized on a straight-line basis over the estimated useful life of the related asset, generally three to seven years. As of December 31, 2006, no impairment charge was necessary.

N.

Recoverability of Intangible and Other Long Lived Assets:

In accordance with SFAS No.142, the Company reviews the carrying value of goodwill an intangible assets with indefinite lives annually or in certain circumstances as required. The Company measures impairment losses by comparing carrying value to fair value. Fair value is determined using a price to sales multiple of comparable companies.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets used in operations are reviewed for impairment whenever events or change circumstances indicate that carrying amounts may not be recoverable. For long-1ived assets to be held used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between carrying amount and fair value. As of December 31, 2006 no impairment charge was necessary.

Note 3.

Stockholders’ Deficit

The preferred stock of the Company has a par value of $.001 per share and 100,000,000 shares have been authorized to be issued. No shares of preferred stock were issued or outstanding at December 31, 2006 and 2005.

As of December 31, 2006, 6,933,676 shares of common stock are issued and outstanding and held by 567 shareholders. There are also 140,000 warrants issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

The following is a summary of warrants outstanding at December 31, 2006:

Issue Date	Expiration Date	Number of Shares of Common Stock		Basis for Warrant issuance
08/19/05	08/18/08	25,000	**	Stock Purchase Agreement
06/30/05	06/29/08	25,000	**	Stock Purchase Agreement
09/06/05	09/05/10	5,000	**	Consulting Services
09/06/05	09/05/10	5,000	**	Consulting Services
10/21/05	10/20/08	15,000	**	Stock Purchase Agreement
02/06/06	02/05/09	10,000	**	Stock Purchase Agreement
05/26/06	05/25/09	15,000	**	Stock Purchase Agreement
05/26/06	05/25/09	15,000	**	Stock Purchase Agreement
08/15/06	08/14/09	25,000	**	Stock Purchase Agreement

** The warrants are exercisable prices ranging from $.18 per share up to $.50 per share depending on the date of exercise.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. However, no cash dividend may be declared and paid or set apart for payment upon our Common Stock until after providing for each class of stock, if any, having preference over the common stock.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

In addition, we also have Class A common stock, which has a par value of $.0035 per share and 12,000,000 shares have been authorized to be issued. As of December 31, 2006, there are no shares of Class A common stock issued and outstanding. Both common stock and Class A common stock have the same voting rights.

In April 2005, the Company approved the issuance of 60,000 shares of restricted common stock for legal services rendered and 2,500 shares of restricted common stock all at $.25 per share for services rendered.

In June 2005, a private placement to an accredited investor was completed in the amount of twenty-five thousand dollars ($25,000). This investor was issued 125,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on July 12, 2005.

In August 2005, a private placement to an accredited investor was completed in the amount of twenty-five thousand dollars ($25,000). This investor was issued 125,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on August 19, 2005.

In August 2005, the Company approved the issuance of 1,250 shares of restricted common stock for services rendered. The Company has agreed to piggyback registration rights with respect to the Common Stock. This stock was issued on August 19, 2005.

In September 2005, the Company approved the issuance of 5,000 warrants for services rendered. The Company has agreed to piggyback registration rights with respect to the underlying Common Stock. These warrants were issued on September 6, 2005.

In October 2005, the Company approved the issuance of 75,000 shares of restricted common stock and warrants to purchase 15,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year.

The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants to the Richard M. Lilly Revocable Trust for a $15,000 investment made pursuant to a Stock Purchase Agreement with the Company dated October 25, 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933 and that the Company approved the issuance of 13,945 shares of restricted common stock to Richard Lappin based on the conversion of his 13,945 shares of Series A Redeemable Convertible Preferred Stock. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

In November 2005, the Company approved the issuance of 5,000 warrants for services rendered. The Company has agreed to piggyback registration rights with respect to the underlying Common Stock. These warrants were issued on November 28, 2005.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2005, the Company approved the issuance of 300,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

In January 2006, the Company approved the issuance of 300,000 shares of restricted common stock for marketing services rendered at $.20 per share for services rendered. This stock was issued on January 19, 2006.

In February 2006, a private placement to an accredited investor was completed in the amount of ten thousand dollars ($10,000). This investor was issued 50,000 shares of the Company’s common stock and warrants to purchase 10,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on February 6, 2006. The Company also approved the issuance of 100,000 shares of restricted common stock for marketing services rendered at $.20 per share for services rendered. This stock was issued on February 20, 2006.

In May 2006, a private placement to two accredited investors was completed in the amount of fifteen thousand dollars ($15,000) each. Each investor was issued 75,000 shares of the Company’s common stock and warrants to purchase 15,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on May 16 and May 17, 2006 respectively. The Company also approved the issuance of 175,000 shares of restricted common stock for consulting services rendered at $.20 per share for the services rendered. This stock was issued on May 17, 2006.

In June 2006, the Company approved the issuance of 171,785 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $34,357 in advances owed to John X. Adiletta at the rate of $0.20 per share. This stock was issued on June 30, 2006.

In August 2006, a private placement to an accredited investor was completed in the amount of twenty-five thousand dollars ($25,000). This investor was issued 125,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock. The warrants are effective for three years and have an exercise price of $0.30 per share during the first year, $0.40 per share during the second year, and $0.50 per share during the third year. The Company has agreed to piggyback registration rights with respect to the Common Stock and the underlying warrants. This stock was issued on August 14, 2006.

In September 2006, the Company approved the issuance of 175,000 shares of restricted common stock to John X. Adiletta. These shares are being issued based on the conversion of $35,000 in expenses owed to John X. Adiletta at the rate of $0.20 per share. This stock was issued on September 29, 2006. The Company also approved the issuance of 25,000 shares of restricted common stock for legal services rendered at $.20 per share for the services rendered. This stock was issued on September 29, 2006.

In November 2006, a private placement to an accredited investor was completed in the amount of fifty thousand dollars ($50,000) with interest payable at twelve (12%) percent per annum. This investor received a six month Convertible Promissory Note in the amount of $50,000 and was issued 25,000 shares of the Company’s common stock. The Company has agreed to piggyback registration rights with respect to the Common Stock. This stock was issued on November 15, 2006.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4.

Preferred Stock

As of December 31, 2006, 2,987,381 shares of Series A Redeemable Convertible Preferred Stock are issued and outstanding and 716,753 shares of Series A Redeemable Convertible Preferred Stock which are reserved for issuance for accrued dividends are held by the previous Secure Systems, Inc. shareholders. Holders of our Series A Convertible Preferred Stock are not entitled to vote at any meeting of the shareholders or by consent given in lieu of a meeting of the shareholders with respect to any matters presented to the stockholders of the Corporation for their action or consideration.

Holders of Series A Convertible Preferred Stock are entitle to receive, out of the assets of the Corporation legally available for the payment of dividends, dividends payable in cash or stock at the sole discretion of the Board of Directors . Dividends shall accrue at the rate of eight cents ($.08) per share per annum until January 15, 2006 and at the rate of twelve cents ($.12) per share per annum thereafter. Dividends upon the Series A Convertible Preferred Stock are cumulative and accrue from the date of original issue. Dividends shall cease to accrue upon the Conversion Date with respect to any shares of Series A Preferred Stock converted. No cash dividend may be declared and paid or set apart for payment upon the Corporation’s Common Stock until any accrued dividend on any outstanding shares of Series A Preferred Stock has been fully paid or declared and set apart for payment.

In the event of liquidation, dissolution and winding up, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of One Dollar ($1.00) per share, plus any accrued and unpaid dividends.

The holders of shares of Series A Preferred Stock have the right to convert each share of Series A Preferred Stock into that number of fully-paid and nonassessable shares of Common Stock at the Conversion Rate of $1.00 per share until January 15, 2006 and at $.90 per share until September 29, 2006, $.40 per share until September 29, 2007, $.60 per share until September 29, 2008, and $.80 per share thereafter.

In December 2005, the Company filed a Form 8K that the Company had, by a vote of a majority of its holders of Series A Convertible Preferred Stock, approved an amendment to its Articles of Incorporation by modifying the Certificate of Designations of its Series A Convertible Preferred Stock effective January 15, 2006. This amendment extended the first redemption date of the Preferred Stock to January 14, 2007.

In September 2006, the Company filed a Form 8K that the Company had, by a vote of a majority of its holders of Series A Convertible Preferred Stock, approved an amendment to its Articles of Incorporation by modifying the Certificate of Designations of its Series A Convertible Preferred Stock effective September 29, 2006. In this amendment the Conversion Price for purposes of calculating the Conversion Rate was decreased from $.90 per share to $0.40 per share if conversion occurs within 12 months of the filing of the amendment; $.60 per share if conversion occurs between 12 and 24 months of the filing of the amendment; or $80 per share thereafter; and when the Company either completes an acquisition of an entity with in excess of $5.0 million in annual operating revenues or causes an acquisition to be completed by its subsidiary, Secure Systems, Inc. of an entity with in excess of $2.0 million dollars in annual operating revenue then the Company will no longer be required to redeem the Series A Convertible Preferred Stock as set in Section 5.1 of the original certificate of designation filed on March 11, 2006 and amended on December 27, 2005.

In January 2007, the Company filed a Form 8K that the Company had, by a vote of a majority of its holders of Series A Convertible Preferred Stock, approved an amendment to its Articles of Incorporation by modifying the Certificate of Designations of its Series A Convertible Preferred Stock effective January 15, 2007. This amendment extended the first redemption date of the Preferred Stock to July 14, 2007.

The holders of shares of Series A Preferred Stock have scheduled and conditional redemption rights. On July 14, 2007 (the “First Redemption Date”), we shall redeem 50% of the shares of Series A Preferred Stock then held by each Registered Holder. On July 15, 2007 (the “Second Redemption Date”), we shall redeem all shares of Series A Preferred Stock then outstanding.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the event that any of the following conditions set forth in the Certificate of Designation occurs and is continuing, and the Holders of a majority of the outstanding Series A Preferred Stock send to us a written demand for redemption, then we shall immediately redeem all of the outstanding Series A Preferred Stock for a redemption price of $1.00 per share of Preferred Stock:

1.

The Corporation shall default in making the full payment due to the Holders on any Redemption Date, and the default shall continue for a period of ten (10) days; or

2.

Secure System, Inc. (“Secure”) shall default in making any payment due to the holders of the Profit Participation Certificates issued with the Series A Preferred Stock, which expired on September 7, 2006, and such default shall continue for a period of ten (10) days after written notice of default is given to the Corporation; or

3.

Any of the representations or warranties made by the Corporation in the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Series A Preferred Stock was issued, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Corporation in connection with the execution and closing of the Merger Agreement shall be false or misleading in any material respect at the time made; or

4.

The Corporation shall default in complying with any covenant in this Certificate of Designations or in the Merger Agreement or in a Stock Pledge and Escrow Agreement given for the benefit of the Holders of the Series A Preferred Stock (the “Stock Pledge Agreement”), and such default shall continue for a period of thirty (30) days after written notice of the default has been given to the Corporation; or

5.

Secure shall make any payment to the Corporation or to any affiliate of the Corporation or person associated with the Corporation, whether as a dividend, loan, payment in compensation or otherwise, except for payments for services rendered, or for goods sold and delivered for an amount not greater than would be paid for such goods to a third party vendor as evidenced by contemporaneous market price information; or

6.

Secure shall issue any capital stock or securities or other instruments convertible into capital stock or shall grant to any person the right to purchase or otherwise acquire its capital stock; or

7.

A default or an event of default shall have occurred and be continuing for more than thirty (30) days with respect to any Funded Debt in excess of $50,000 in the aggregate owed by the Corporation or by Secure. For purposes hereof, “Funded Debt” means all (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument or otherwise, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker’s acceptances or other credit accommodations, (d) contingent obligations and (e) obligations secured by any lien on the Corporation’s property or Secure’s, even if the Corporation or Secure, as applicable, has not assumed such obligations; or

8.

Either the Corporation or Secure shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

   9.  A trustee, liquidator or receiver shall be appointed for either the Corporation or Secure or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Corporation or Secure or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

11.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or Secure and, if instituted against the Corporation or Secure, shall not be dismissed within sixty (60) days after such institution or the Corporation or Secure shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Note 5.

Inventory

Inventory consists of the following:

2006
Raw materials	$174,765
Work in progress	113,137
Finished goods	8,550
Total	$296,452

Note 6.

Property, Equipment, and Leasehold Improvements

2006
Equipment	$25,378
Furniture	--
Leasehold Improvements	--
Vehicles	3,537
28,915
Accumulated Depreciation	(20,130
Property, Equipment, and Leasehold Improvements, net	$8,785

Note 7.

Related Party Transactions

On March 10, 2005, our former officer and director Paul Patrizio agreed to return shares totaling 1,289,848, which were valued at $193,476, pursuant to the terms of his resignation as an officer and director of the Company. The Company has retired these shares and has adjusted the par value of common stock and additional paid in capital to reflect this retirement.

The stockholder note payable was $501,764 at December 31, 2006. The principal amount of the note was partially repaid with a $150,000 payment on March 11, 2005 and monthly payments of $17,928 including annual interest at 10% beginning March 1, 2006 and ending July 1, 2009

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2005, the Company issued 300,000 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares were issued based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On June 30, 2006, the Company approved the issuance of 171,785 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares are being issued based on the conversion of $34,357 in advances owed to John X. Adiletta at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 29, 2006, the Company approved the issuance of 175,000 shares of restricted common stock to John X. Adiletta, the Company’s President and Chief Executive Officer. These shares are being issued based on the conversion of $35,000 in expenses owed to John X. Adiletta at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

Note 8.

Recent Accounting Pronouncements

In December 2004, the FASB revised FASB Statement No. 123R, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” It applies in the first reporting period beginning after December 15, 2005. The adoption of Statement No. 123R (revised 2004) did not have a material impact on the Company’s financial position, liquidity, or results of operations.

In July 2006, the FASB has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, and (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Company beginning January 1, 2008. Management is currently evaluating the effect SFAS No. 157 will have on the Company’s financial condition or results of operations.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9.

Promissory Notes Payable

On January 17, 2004, Somerset-New Jersey closed a $175,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance. In addition to the agreement to repay the Note and interest, the investor received a 10% ownership interest in Somerset-New Jersey. As a result of this transaction, Somerset-NJ recorded a debt discount of $3,500, which is being amortized over the life of the bridge financing agreements. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 29, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. As part of the agreement, the investor was to receive 100,000 shares of the Company’s Common Stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On June 25, 2004, the Company closed a $100,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or one year from date of issuance, with a minimum of 90 days of interest to be paid. In addition to the repayment of the Note and interest, the investor received 100,000 shares of the Company’s Common Stock. This stock was valued at $15,000. As a result of this transaction, the Company has recorded a Debt Discount of $15,000, which is being amortized over the life of the Promissory Note Payable, which is one year. The Company has agreed to register the Common Stock with the Securities and Exchange Commission the later of June 30, 2004 or one hundred and eighty (180) days from closing of the first acquisition, which is September 10, 2005. This stock was issued on July 1, 2004. This Note was extended to December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000) with interest payable at twelve (12%) percent per annum. These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 and were issued 504,000 shares of the Company’s common stock, valued at $.30 per share. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 12, 2005. The registration statement was filed on September 12, 2005. This stock was issued on March 11, 2005. These Notes were extended to December 11, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $151,200 and has been recorded as a debt discount with a corresponding increase to equity. The total discount of $151,200 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

On April 1, 2005, a private placement to an accredited investor was completed in the amount of twenty thousand dollars ($20,000) with interest payable at twelve (12%) percent per annum. This investor received a six month Convertible Secured Promissory Note in the amount of $20,000 and was issued 20,000 shares of the Company’s common stock. The Company has agreed to register the Common Stock with the Securities and Exchange Commission within one hundred and eighty (180) days from closing, which is September 30, 2005.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

This stock was issued on April 1, 2005. The total value of the shares issued and the corresponding beneficial conversion feature that was created as a result of the issuance of the shares in connection with the convertible notes totaled $6,000 and has been recorded as a debt discount with a corresponding increase to equity. The total discount of $6,000 has been amortized over the original life of the loan, and is fully amortized as of December 31, 2005. The Note is convertible at any time at the holder’s option into common stock at $0.25 per share.

On November 15, 2006, the Company closed a $50,000 bridge financing from one accredited investor pursuant to a Promissory Note with interest payable at twelve (12%) percent per annum. Pursuant to such note, the principal and interest will mature on the earlier of the subsequent financing by the Company or six months from date of issuance, with a minimum of one year’s interest to be paid. As part of the agreement, the investor was to receive 25,000 shares of the Company’s Common Stock. The total value of the shares issued and the corresponding discount that was created as a result of the issuance of the shares in connection with the convertible notes totaled $5,000 and has been recorded as a debt discount with a corresponding increase to equity. The Company has agreed to piggyback registration rights for the Common Stock. These notes are convertible at any time at the holder’s option into common stock at $0.25 per share.

Current Debt at December 31, 2006:

Jan 2004 Note -	$175,000
Apr 2004 Note -	100,000
Jun 2004 Note -	100,000
Mar 2005 Notes -	504,000
Apr 2005 Note -	20,000
Nov 2006 Note -	50,000
Stockholder Note - (see Note 7)	187,927
sub - Total -	$1,136,927

Long Term Debt:

Stockholder Note - (see Note 7)	313,837

Total debt -	$1,450,764

Note 10.

Acquisition Agreement

On July 7, 2004, the Company, through a newly created wholly owned subsidiary, which owned no assets as of June 30, 2004, entered into an Agreement and Plan of Merger with a New Jersey Corporation which provides wireless security products and services. The closing was subject to a financing of five hundred thousand dollars ($500,000) to provide working capital to the merged company. In addition, the Company was to issue three million four dollars ($3,000,004) of Redeemable Convertible Preferred Stock to the shareholders of the wireless company and assume five hundred five thousand dollars ($505,000) of existing indebtedness. The redemption price of the preferred stock is $1.00 per share.

The value of the convertible preferred stock was primarily based upon potential repayment requirements called for in the agreement (assuming the preferred stockholder does not exercise the conversion option). The financing for the acquisition of the wireless security products and services company was completed on March 11, 2005 and the transaction was closed on March 11, 2005. The results of operations, from March 11, 2005 for the acquired entity, are included in the 10KSB consolidated statements of operations for the year ending December 31, 2005.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The allocation of the total purchase price of Secure System, Inc.’s net tangible and identifiable assets was based on their estimated fair value as of March 11, 2005. Adjustments to these estimates were to be included in the allocation of the purchase price of Secure System, Inc. if the adjustment is determined within the purchase price allocation period of up to twelve months. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $3.0 million has been allocated as follows:

Goodwill	$2,200,355
Customer list	995,700
Software	214,600
Tangible assets acquired and liabilities assumed:
Cash and marketable debt securities	14,810
Other current assets	630,796
Non-current assets	25,842
Accounts payable and accrued liabilities	(311,612)
Other liabilities	(770,487)
Total purchase price	$3,000,004

In addition, the Company has entered into employment and consulting agreements with two former officers. The Company capitalized the present value of this obligation as an asset and recorded a related liability as of March 11, 2005.

We have estimated the fair value of other intangible assets. These estimates are based on a preliminary valuation and are subject to change upon management’s review of the final valuation.

The following table sets forth the components of the Company’s intangible assets at December 31, 2005 and 2006:

	Fair Value	Accumulated Amortization	Net Book Values as of December 31, 2005	Weighted Average Useful Life (in months)
Customer List	$995,700	$(118,536)	$877,164	84
Software	214,600	(59,611)	154,989	36
Covenant not to compete	164,679	(25,700)	138,779	36
Total intangible assets	$1,374,979	$(203,847)	$1,170,932

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Fair Value	Accumulated Amortization	Net Book Values as of December 31, 2006	Weighted Average Useful Life (in months)
Customer List	$995,700	$(260,779)	$734,921	84
Software	214,600	(131,147)	83,453	36
Covenant not to compete	164,679	(56,740)	107,939	36
Total intangible assets	$1,374,979	$(448,666)	$926,313

Customer base represents the expected future benefit to be derived from Secure System’s existing customer contracts, backlog and underlying customer relationships. Software represents the expected future benefit to be derived from Secure System’s proprietary software.

The follow represents the amortization of the intangibles for the following five years:

2007	$216,350
2008	$156,743
2009	$144,818
2010	$144,818
2011	$144,818

 The following table summarizes the activity in goodwill for 2006 and 2005:

Beginning balance, 1/01/2005	$0
Acquired in a business combination	2,200,355
Ending balance, 12/31/2005	$2,200,355
2006 activity	0
Ending balance 12/31/2006	$2,200,355

The Company’s annual impairment test indicated that no impairment had occurred in 2006 and 2005 relating to the Secure reporting unit.

Note 11.

Commitments

The Company has entered into an employment agreement with the President and CEO that became effective January 6, 2004. The employment agreement has a term of five years. In the event of termination of employment without cause, the agreement provides that the Company shall pay severance equaling the greater of the balance of the term of the agreement or one year’s salary,

 The Secure leases its facility on a year to year basis at a monthly rent of $4,821.

The consulting agreements resulting from the business combination requires payments of approximately $10,000 per month until July of 2007.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.

Income Taxes:

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the provision for income taxes is as follows for the year ended December 31:

	2006	2005
Tax Benefit at U.S. statutory rate	$(398,000)	$(489,000)
Change in valuation allowance	398,000	489,000
Other	1,000	1,350
Provision for current income taxes	$1,000	$1,350

At December 31, 2006, the Company has federal net operating loss carryforwards of approximately $3,000,000, which are available to offset future federal taxable income. These carryforwards expire between the years 2009 and 2021. Also, at December 31, 2006, the Company’s state net operating loss carryforwards approximated $ 2,900,000 and expire between 2010 and 2013.

Deferred income taxes are summarized as follows at December 31, 2006:

Deferred tax asset:
Federal net operating loss carryforwards	$1,015,000
State net operating loss carryforwards	220,000
Accrued Compensation	79,000
Valuation allowance	(1,314,000)
Net deferred tax asset	$--

As seen in the above table, any future tax benefit which may result from utilization of these net operating loss carryforwards has been fully reserved for.

Future expiration of net operating loss carryforwards for the periods ending after December 31, 2006 is as follows:

Year	Federal	Year	State
2009	$29,411	2010	$343,899
2010	16,059	2011	38,231
2016	343,899	2011	932
2017	38,471	2011	107,991
2018	932	2012	1,036,512
2019	383,850	2013	1,136,359
2020	1,036,512
2021	1,136,359
Total	$2,985,493		$2,939,791

The aforementioned losses are subject to limitations due to changes in controlling ownership in accordance with relevant provisions of the Internal Revenue Code.

SOMERSET INTERNATIONAL GROUP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13.

Subsequent Events

On January 22, 2007, the Company approved the issuance of 50,000 shares to Starobin Partners pursuant to a consulting agreement between the Company and Wellfleet Partners, Inc. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On March 8, 2007, the Company approved the issuance of 60,000 shares of unrestricted common stock to Dutchess Private Equities Fund, LP pursuant to the investment agreement between the Company and Dutchess Private Equities Fund, LP dated October 24, 2006.

SOMERSET INTERNATIONAL GROUP, INC.

3,199,602 Shares of Common Stock

 PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$10
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$30,000
Legal fees and expenses	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$60,010

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Securityholders. The Selling Securityholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2004, we completed a merger with Somerset-NJ. Pursuant to the Agreement, the shareholders of Somerset-NJ were issued a total of 4,063,884 shares of our common stock in the following manner:

Amount of shares received
George & Mary Lou Berry	406,388
John X. Adiletta	1,800,000
Paul Patrizio	1,800,000
William McClure	57,495

These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 1, 2004, we issued 100,000 shares to Richard R. Stella and 100,000 shares to Roy Harry pursuant to Convertible Promissory Notes. In addition to the repayment of the principal and interest, in consideration for the promissory note, Mr. Stella and Mr. Harry each received the 100,000 shares of our common stock. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 4, 2004, we issued 200,000 shares of restricted common stock to Paul Patrizio and 200,000 shares of restricted common stock to John X. Adiletta. These shares were issued based on the conversion of $100,000 in accrued compensation owed to both Paul Patrizio and John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 5, 2005, we issued a one year Convertible Secured Promissory Note in the amount of $175,000 to George and Mary Lou Berry. This note is convertible into shares of our common stock at a conversion rate of $.25 per share for a total of 700,000 shares. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 11, 2005, a private placement to accredited investors was completed in the amount of five hundred thousand four dollars ($504,000). These investors received six month Convertible Secured Promissory Notes in the amount of $504,000 convertible into shares of our common stock at a conversion rate of $.25 per share, and 504,000 shares of our common stock was issued to these shareholders as set forth below. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Amount of Shares of Common Stock Acquired
Randa Globerman	10,000
Walter L. & Gail B. Harris	10,000
Real Path, Inc.	20,000
Raymond Rappleyea and Richard Rappleyea	50,000
Monte Engler and Joan Mannion	50,000
Joshua Emanuel	50,000
Alan R. Cohen	54,000
Richard Stella	10,000
Ida Roos Wooldridge	100,000
William F. Farley	150,000

On March 11, 2005, in consideration for the acquisition of all of the outstanding shares of Secure, we issued a total of 3,000,004 shares of our Series A Convertible Preferred Stock to the shareholders of Secure. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

Although there were 78 investors that received shares in this offering it was still not a public offering since all of these shareholder received shares as part of the merger and they had complete information on the operations of the entity since they were already shareholders of Secure Systems, Inc. We did not undertake an offering in which we sold to 78 difference investors but rather undertook a merger with one entity pursuant to which it issued shares to all of their shareholders who were provided with complete information on our operations and voted in favor of the transaction. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 6, 2005, we issued 60,000 shares of restricted common stock to Anslow & Jaclin, LLP for legal services rendered and 2,500 shares of restricted common stock to Woodland Group, Inc. for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 6, 2005, we received $20,000 from Hudson Valley Capital Management as part of our private placement to accredited investors. Hudson Valley received a six month Convertible Secured Promissory Note in the amount of $20,000 convertible into shares of our common stock at a conversion rate of $.25 per share, and 20,000 shares of our common stock was issued to Hudson Valley Capital Management. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2005, we issued 125,000 shares of restricted common stock to the Richard M. Lilly Revocable Trust for a $25,000 investment made pursuant to a Stock Purchase Agreement with us dated June 14, 2005. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 19, 2005, we issued 125,000 shares of restricted common stock to Thomas Fellig for a $25,000 investment made pursuant to a Stock Purchase Agreement with us. We also issued a Warrant to the Thomas Fellig to purchase 25,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 19, 2005, we issued 1,250 shares of restricted common stock to the Peter Renzulli Family Trust for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 6, 2005, we issued a Warrant to purchase up to 10,000 shares of our common stock to Shorelight Partners. Five thousand of the warrants are exercisable at $.20 per share for a five year period, and 5,000 of the warrants are exercisable at $.18 per share for a five year period. Such warrants were issued for business consulting services rendered to the Company by Shorelight. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 25, 2005, we issued 75,000 shares of restricted common stock to the Richard M. Lilly Revocable Trust for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated October 25, 2005. We also issued a Warrant to the Richard M. Lilly Revocable Trust to purchase 40,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 26, 2005, we issued 12,623 shares of restricted common stock to the Richard Lappin based on the conversion of his 12,623 shares of Series A Redeemable Convertible Preferred Stock. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 31, 2005, we issued 300,000 shares of restricted common stock to John X. Adiletta based on the conversion of $150,000 in accrued compensation owed to John X. Adiletta at the rate of $0.50 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Adiletta had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 19, 2006, we issued 300,000 shares of restricted common stock to Crescent Fund, LLC pursuant to a consulting agreement between us and Crescent. The agreement is for a six month period beginning January 17, 2006. Crescent Fund is engaged to provide Public Relations services including serving as an investment banking liaison, obtaining write ups about the Company and act as an institutional public relations consultant. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crescent had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 6, 2006, we issued 50,000 shares of restricted common stock to Monte Engler & Joan Mannion for a $10,000 investment made pursuant to a Stock Purchase Agreement with us dated February 1, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 20, 2006, we issued 100,000 shares of restricted common stock to John Toedtman for services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crescent had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we sold 75,000 shares of restricted common stock to Mr. Joshua Emanuel for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We also issued a warrant to Mr. Emanuel to purchase 15,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we sold 75,000 shares of restricted common stock to Ms. Randa Globerman for a $15,000 investment made pursuant to a Stock Purchase Agreement with us dated May 26, 2006. We also issued a warrant to Ms. Globerman to purchase 15,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 26, 2006, we issued 175,000 shares of restricted common stock to Dominick & Dominick, LLC pursuant to an Advisory Agreement dated May 17, 2006. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dominick and Dominick, LLC had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2006, we issued 171,785 shares of restricted common stock to John X. Adiletta as full payment of a $34,357 advance given to us by Mr. Adiletta, at the rate of $0.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. These shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Adiletta had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 15, 2006, we sold 125,000 shares of restricted common stock to Karl Kaplan for a $25,000 investment made pursuant to a Stock Purchase Agreement with us dated August 15, 2006. We also issued a warrant to Mr. Kaplan to purchase 25,000 shares of our common stock, pursuant to the terms of the Stock Purchase Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 29, 2006, we issued 15,625 shares to Linda Michaels and 9,375 shares to Sichenzia Ross Friedman Ference, LLP for legal services rendered. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On September 29, 2006, the Company approved the issuance of 175,000 shares of restricted common stock to John X. Adiletta for conversion of expense amounts owed in the amount of $35,000 at $.20 per share. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 15, 2006, the Company approved the issuance of 25,000 shares to Julie Boyle pursuant to a Bridge Note between Ms. Boyle and the Company. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 22, 2007, the Company approved the issuance of 50,000 shares to Starobin Partners pursuant to a consulting agreement between the Company and Wellfleet Partners, Inc. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 2, 2007, the Company approved the issuance of a convertible promissory note for $45,000 to Karl Kaplan and issued a common stock purchase warrant to Karl Kaplan for 90,000 warrants. The warrants have a term of three years and exercise prices of $.20 if exercised within the twelve months from the issue date, $.30 if exercised within 12 months to 24 months from the issue date; and $.40 if exercised within 24 months to 36 months from the issue date. Such securities were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 15, 2007, Dutchess Private Equities Fund, Ltd. (the “Investor”) purchased a convertible debenture (“Debenture”) from us for $2,700,000 (“Face Amount”) which has a five-year term and bears annual interest at 12%.  The proceeds of the Debenture have been placed into escrow and shall only be dispersed upon a successful closing of the previously announced acquisition.  The Investor has the right to be redeemed, in cash,   in an amount equal to one hundred and twenty-five percent (125%) of the Face Amount of the Debenture plus accrued interest and penalties, if any.  If our common stock is above $.20 per share, the Investor may convert the Face Amount into common shares at a conversion rate of the lesser of either (a) the maximum conversion price of $.20 per share of our common stock, or (b) 75% of the lowest closing bid price of our common stock during the immediately preceding ten (10) business days at the time of each conversion.  In conjunction with the Debenture, we have also issued to the Investor a warrant to purchase a number of shares of 13,500,000 which is equivalent to 100% of the face amount with a strike price equal to $.12 per share.  The warrants have a term of five years from the date of issuance.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 15, 2007, we also entered into a convertible promissory note and common stock purchase warrant agreement (collectively “Note”) with Sophia Meneve (“Holder”) in the amount of $50,000.  The Note matures 60 days from the date of issuance (“Maturity Date”) and bears annual interest at 12%.  We are required to pay the Holder a minimum of 180 days of interest on the principal being repaid.  Similarly, although there is no penalty for prepayment, we must pay the Holder a minimum of 180 days of interest on the principal being repaid.  As additional consideration we issued to the Holder 50,000 shares of our common stock, par value $.001 and a warrant to purchase an additional 50,000 shares of our common stock at a strike price of $.12 per share.  The Note contains a conversion feature which allows the Holder, at any time prior to the Maturity Date, to convert the principal amount of this Note plus any accrued interest, or any portion thereof, into fully paid and nonassessable shares of our common stock, $.001 par value, on the basis of one share of such stock for each $0.20 in unpaid principal and/or interest.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 15, 2007, the Company approved the issuance 25,000 shares to Karl Kaplan and 25,000 shares to Julie Boyle in consideration of a waiver provided to the Company pursuant to a recent financing.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure System, Inc., our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc. and Vanwell Electronics, Inc., from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands for 666,666 shares of our common stock as partial consideration. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 12, 2007, the Company approved the issuance of the following shares restricted common stock for the conversion of outstanding convertible notes to the Company:

Monte and Joan Engler	–	248,539 restricted shares.
Joshua Emanuel	–	248,539 restricted shares.
Randa Globerman	–	49,708 restricted shares.
Walter & Gail Harris	–	49,708 restricted shares.

Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 19, 2007, the Company approved the issuance of the 245,613 shares of restricted common stock to William Farley for the conversion of outstanding convertible notes to the Company. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 12, 2007, the Company approved the issuance of a total of 9,932,200 shares of the Company’s common stock to seventy –five shareholders pursuant to conversions of the Company’s Series A Preferred Stock.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	Certificate of Designation of our Series A Redeemable Convertible Preferred Stock **
3.3	Amendment to Certificate of Designation of our Series A Redeemable Convertible Preferred Stock***
3.4	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Purchase Agreement between J.R.S. Holdings LLC and Somerset-NJ dated December 31, 2003 **
10.2	Agreement and Plan of Merger with Somerset-NJ, dated February 27, 2004 **
10.3	Agreement and Plan of Merger with Secure Systems, Inc., dated July 7, 2004 **

10.5	Employment Agreement with John X. Adiletta **

10.7	Stock Pledge and Escrow Agreement****
10.8	Paul Patrizio Resignation Letter****
10.9	Secure Systems Inc. Profit Participation Certificate******
10.10	Secure Systems, Inc. Agreement with the State of New York******
10.11	Waiver of Salaries****
10.12	Consulting Agreement with Crescent Fund, LLC*****
10.13	Form of Promissory Note and Amendment *****
10.14	Form of Convertible Promissory Note*****
10.15	Officer Salary Waiver *******
10.16	Second Amendment to Certificate of Designation of our Series A Redeemable Convertible Preferred Stock
10.17	Investment Agreement ********
10.18	Registration Rights Agreement ********
21	Subsidiaries*
23.1	Consent of WithumSmith+Brown, P.C. *********
23.2	Consent of Counsel, as in Exhibit 5.1 *********

*	Filed as exhibits to the SB-2 Registration Statement filed with the SEC on September 12, 2005.
**	Filed as exhibits to the Amendment No. 1 to the SB-2 Registration Statement filed with the SEC on November 1, 2005.
***	Filed as an exhibit to the Amendment No. 2 to the SB-2 Registration Statement filed with the SEC on January 5, 2006.
****	Filed as an exhibit to the Amendment No. 3 to the SB-2 Registration Statement filed with the SEC on February 13, 2006.
*****	Filed as an exhibit to the Amendment No. 4 to the SB-2 Registration Statement filed with the SEC on May 26, 2006.
******	Filed as an exhibit to the Amendment No. 5 to the SB-2 Registration Statement filed with the SEC on July 10, 2006.
*******	Filed as an exhibit to the Amendment No. 5 to the SB-2 Registration Statement filed with the SEC on August 11, 2006.
********	Filed as an exhibit to the SB-2 Registration Statement filed with the SEC on October 26, 2006.
*********	Filed as an exhibit to the SB-2 Registration Statement filed with the SEC on October 31, 2007.

ITEM 28. UNDERTAKINGS.

 The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.        For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 (b) Rule 430A under the Securities Act undertaking:

the undersigned registrant hereby undertakes:

(1)           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230.424(b)(1), (4) or230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

(2)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)           If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bedminster, State of New Jersey on November 14, 2007.

By:	/s/ John X. Adiletta
JOHN X. ADILETTA
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John X. Adiletta, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	By:	/s/ John X. Adiletta
Dated: November 14, 2007		JOHN X. ADILETTA
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors